PURCHASE AND SALE CONTRACT

FOR

Palomino Park, Douglas County, Colorado

BETWEEN

PARK AT HIGHLANDS LLC

RED CANYON AT PALOMINO PARK LLC

and

GREEN RIVER AT PALOMINO PARK LLC

each, a Colorado limited liability company

COLLECTIVELY, AS SELLER

AND

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York
corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT

AS PURCHASER

-i-

-ii-

-iii-

Exhibits
Exhibit A - Legal Description
Exhibit B - Form of Special Warranty Deed
Exhibit C - Form of Bill of Sale
Exhibit D - General Assignment And Assumption
Exhibit E - Assignment and Assumption of Leases and Security Deposits
Exhibit F - Purchaser Covenants
Exhibit G - Tenant Notification
Exhibit H - Declarant Rights Assignment

Schedules
Schedule A - Excluded Permits
Schedule B - List of Excluded Fixtures and Tangible Personal Property
Schedule C - List of Materials

PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the 26th day of August, 2005 (the "Effective Date"), by and between PARK AT HIGHLANDS LLC, a Colorado limited liability company, RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company, and GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company (collectively referred to herein as "Seller"), and TEACHER INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT, ("Purchaser").

NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:
RECITALS
A
Seller owns the real estate located in Douglas County, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon, which is located in a larger development commonly known as Palomino Park.
B	Purchaser desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.
ARTICLE I DEFINED TERMS
	1.1	Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.
		1.1.1	"ADA" shall have the meaning set forth in Section 13.21.
		1.1.2	"Additional Deposit" shall have the meaning set forth in Section 2.2.2.
		1.1.3	"Applicable Environmental Laws" shall have the meaning set forth in Section 6.1.12.
		1.1.4	"Assessments" shall mean "Assessments" as that term is defined in the Master Declaration.
		1.1.5	"Assigned Master Declarant Rights" means those Master Declarant rights to be transferred to and assumed by Purchaser as set out in the Declarant Rights Assignment.
		1.1.6	"Break-Up Fee" shall have the meaning set forth in Section 8.2.
		1.1.7	"Broker" shall have the meaning set forth in Section 9.1.

1.1.8	"Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Colorado.
1.1.9	"Cafe Owner" shall have the meaning set forth in Section 3.6.3.
1.1.10	"Closing" means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.
1.1.11	"Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held pursuant to Section 5.1.
1.1.12	"Code" shall have the meaning set forth in Section 2.3.6.
1.1.13	"Colorado Club" shall have the meaning set forth in Section 3.6.3.
1.1.14	"Consultants" shall have the meaning set forth in Section 3.1.
1.1.15	"Damage Notice" shall have the meaning set forth in Section 11.1.
1.1.16	"Declarant Rights Assignment" means the Assignment of Declarant Rights attached hereto as Exhibit H.
1.1.17	"Deed" shall have the meaning set forth in Section 5.2.1.
1.1.18	"Deposit" means, to the extent actually deposited by Purchaser with Escrow Agent, the Initial Deposit, the Additional Deposit, and if applicable, the Second Additional Deposit.
1.1.19	"ERISA" shall have the meaning set forth in Section 6.1.11.
1.1.20	"ERPT" shall have the meaning set forth in Section 13.29.
1.1.21	"Escrow Agent" shall have the meaning set forth in Section 2.2.1.
1.1.22	"Estoppel Certificates" shall have the meaning set forth in Section 5.2.10.
1.1.23	"Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on Schedule A.
1.1.24	"Existing Survey" shall have the meaning set forth in Section 4.2.
1.1.25	"Feasibility Period" shall have the meaning set forth in Section 3.1.
1.1.26	"FHA" shall have the meaning set forth in Section 13.21.

1.1.27
"Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property, or (c) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or (d) the property and equipment, if any, expressly identified in Schedule B.
1.1.28	"General Assignment" shall have the meaning set forth in Section 5.2.3.
1.1.29	"Hazardous Substances" shall have the meaning set forth in Section 6.1.12.
1.1.30	"Improvements" means all buildings and improvements located on the Land taken "as is."
1.1.31	"Initial Deposit" shall have the meaning set forth in Section 2.2.1.
1.1.32	"Inspections" shall have the meaning set forth in Section 3.1.1.
1.1.33	"Intermediary" shall have the meaning set forth in Section 13.19.
1.1.34	"Land" means all of those certain tracts of land located in the State of Colorado described on Exhibit A, and all rights, privileges and appurtenances pertaining thereto.
1.1.35
"Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Closing Date for the applicable Property.
1.1.36	"Leases Assignment" shall have the meaning set forth in Section 5.2.4.
1.1.37	"Lists" shall have the meaning set forth in Section 6.1.10.
1.1.38	"Loop Road" shall have the meaning set forth in Section 3.6.4.
1.1.39	"Losses" shall have the meaning set forth in Section 3.4.1.
1.1.40	"Master Declarant Rights" means all of Seller's right, title and interest as "Declarant" as that term is defined in the Master Declaration.

1.1.41
"Master Declaration" means that certain Master Declaration of Covenants, Conditions and Restrictions of Palomino Park dated December 26, 2000 and recorded in the Records on January 31, 2001 in Book 1956 at Page 358, as amended.
1.1.42	"Materials" shall have the meaning set forth in Section 3.5.
1.1.43	"Metro District" shall have the meaning set forth in Section 3.6.4.
1.1.44
"Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) Seller's proprietary books and records, or (j) any right, title or interest in or to the Trade Marks. The term "Miscellaneous Property Assets" also shall include all of Seller's rights, if any, in and to the name "Palomino Park" as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller, Property Manager, Wellsford, or their respective affiliates).
1.1.45	"OFAC" shall have the meaning set forth in Section 6.1.9.
1.1.46	"Objection Deadline" shall have the meaning set forth in Section 4.3.
1.1.47	"Objection Notice" shall have the meaning set forth in Section 4.3.
1.1.48	"Objections" shall have the meaning set forth in Section 4.3.
1.1.49	"Order" or "Orders" shall have the meaning set forth in Section 6.1.9.
1.1.50	"Outside Closing Date" shall have the meaning set forth in Section 5.1.
1.1.51	"Palomino Park Public Improvements Corporation" or "PPPIC" shall have the meaning set forth in Section 3.6.4.
1.1.52	"PPPIC Operating Agreement" shall have the meaning set forth in Section 3.6.4.
1.1.53	"Park" shall have the meaning set forth in Section 3.6.2.
1.1.54	"Parkside Cafe" shall have the meaning set forth in Section 3.6.3.

1.1.55	"Permits" means all licenses and permits granted by any governmental authority having jurisdiction over the Property owned by Seller and required in order to own and operate the Property.
1.1.56	"Permitted Exceptions" shall have the meaning set forth in Section 4.4.
1.1.57	"Prohibited Person" shall have the meaning set forth in Section 6.1.10.
1.1.58
"Property" means (a) the Land and Improvements and all rights of Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements, (b) the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.
1.1.59
"Property Contracts" means all contracts, agreements, equipment leases, purchase orders, maintenance, service, or telecommunication licenses (except as provided in Section 3.6.2), utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor).
1.1.60	"Property Contracts Notice" shall have the meaning set forth in Section 3.6.
1.1.61	"Property Manager" means the current property manager of the Property.
1.1.62	"Proration Schedule" shall have the meaning set forth in Section 5.4.1.
1.1.63	"Purchase Price" means the consideration to be paid by Purchaser to Seller for the purchase of the Property pursuant to Section 2.2.
1.1.64	"Purchaser Covenants" shall have the meaning set forth in Section 5.2.5.
1.1.65	"Purchaser's OFAC Representations" shall have the meaning set forth in Section 6.5.
1.1.66	"Records" means the records of the Office of the Clerk and Recorder of Douglas County, Colorado.
1.1.67	"Regulation S-X" shall have the meaning set forth in Section 3.5.

1.1.68	"Required Assignment Consent" shall have the meaning set forth in Section 3.6.
1.1.69	"Response Deadline" shall have the meaning set forth in Section 4.3.
1.1.70	"Response Notice" shall have the meaning set forth in Section 4.3.
1.1.71	"Retained Master Declarant Rights" means all Master Declarant Rights, except the Assigned Master Declarant Rights.
1.1.72	"Right of First and Last Offer" shall have the meaning set forth in Section 13.29.
1.1.73	"Second Additional Deposit" shall have the meaning set forth in Section 5.1.
1.1.74	"Seller's Indemnified Parties" shall have the meaning set forth in Section 3.4.1.
1.1.75	"Seller's Property-Related Files and Records" shall have the meaning set forth in Section 5.4.10.
1.1.76	"Seller's Representations" shall have the meaning set forth in Section 6.1.
1.1.77	"Separate Account" shall have the meaning set forth in Section 13.31.
1.1.78	"Shareholder Consent" shall have the meaning set forth in Section 13.30.
1.1.79	"Survey" shall have the meaning ascribed thereto in Section 4.2.
1.1.80	"Survival Period" shall have the meaning set forth in Section 6.3.
1.1.81	"Survival Provisions" shall have the meaning set forth in Section 13.27.
1.1.82	"Telecommunications Easements" shall have the meaning set forth in Section 3.6.2.
1.1.83	"Telecommunications Facilities" shall have the meaning set forth in Section 3.6.2.
1.1.84	"Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

1.1.85	"Tenant Deposits" means all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases. Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.
1.1.86	"Tenant Notification" shall have the meaning set forth in Section 5.2.6.
1.1.87	"Tenant Security Deposit Balance" shall have the meaning set forth in Section 5.4.6.2.
1.1.88	"Terminated Contracts" shall have the meaning set forth in Section 3.6.1.
1.1.89
"Third-Party Reports" means any reports, studies or other information prepared or compiled for Purchaser by any unrelated third-party surveyor or engineer (including any environmental engineer) in connection with Purchaser's investigation of the Property.
1.1.90	"Title Commitment" shall have the meaning ascribed thereto in Section 4.1.
1.1.91	"Title Documents" shall have the meaning set forth in Section 4.1.
1.1.92	"Title Insurer" shall have the meaning set forth in Section 4.1.
1.1.93	"Title Policy" shall have the meaning set forth in Section 4.1.
1.1.94
"Trade Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, the Property Manager, or Wellsford in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by Wellsford or an affiliate of either Property Manager or Wellsford).
1.1.95	"Uncollected Rents" shall have the meaning set forth in Section 5.4.6.1.
1.1.96
"Village Declarant Rights" means all of Seller's rights, title and interest as "Declarant" as that term is defined in each of the Village Declarations, but reserving to Seller certain consent and approval rights as set forth in the Declarant Rights Assignment.
1.1.97
"Village Declarations" means collectively that certain Declaration of Covenants, Conditions and Restrictions of Red Canyon, a Residential Condominium Community, recorded in the Records on August 8, 2001 in Book 2104, Page 1225, as amended; Declaration of Covenants, Conditions and Restrictions of Blue Ridge, a

Residential Condominium Community, recorded in the Records on August 8, 2001 in Book 2104, Page 1275, as amended; and Declaration of Covenants, Conditions and Restrictions of Green River, a Residential Condominium Community, recorded in the Records on July 26, 2001 in Book 2093, Page 785, as amended.
1.1.98	"Wellsford" shall mean Wellsford Real Properties, Inc., an affiliate of Seller.

ARTICLE II PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1	Purchase and Sale. Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Contract.
2.2
Purchase Price and Deposit. The total purchase price ("Purchase Price") for the Property shall be an amount equal to One Hundred Seventy-Six Million Dollars ($176,000,000) which amount shall be paid by Purchaser, as follows:
2.2.1
Not more than two (2) Business Days after the Effective Date, Purchaser shall deliver to First American Title Insurance Company of New York ("Escrow Agent" or "Title Insurer") an initial deposit (the "Initial Deposit") of $500,000 by federal wire transfer. The Initial Deposit shall become nonrefundable upon the expiration of the Feasibility Period in accordance with the provisions of Section 3.2 and shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.
2.2.2
Not more than two (2) Business Days after the date upon which the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the "Additional Deposit") of $2,000,000 by federal wire transfer. The Additional Deposit shall be nonrefundable, and shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.
2.2.3
The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by federal wire transfer initiated no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date (or such earlier time as required by Seller's lender).
2.3	Escrow Provisions Regarding Deposit.
2.3.1
Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such money market funds or accounts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.
	2.3.2	Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase

Price, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.
2.3.3
If either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser). If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deposit the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
2.3.4
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Seller and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.
2.3.5
The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent. Escrow Agent shall execute the signature page for Escrow Agent attached hereto with respect to the provisions of this Section 2.3, provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.
2.3.6
Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Seller, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.
	2.3.7	The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.
ARTICLE III FEASIBILITY PERIOD
3.1
Feasibility Period. Subject to the terms of Section 3.3 and Section 3.4 and the right of Tenants under the Leases, from the Effective Date to and including the date which is 30 days after the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall have the right from time to time to enter onto the Property:
3.1.1
To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Property (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);
	3.1.2	To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property;
	3.1.3	To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property; and
	3.1.4	To review the Materials at Purchaser's sole cost and expense.
3.2
Expiration of Feasibility Period. If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract by giving written notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall forthwith return the Initial Deposit to Purchaser (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser). If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit (including both the Initial Deposit and, when delivered in accordance with Section 2.2.2, the Additional Deposit) shall be non-refundable, and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Article VIII.
3.3
Conduct of Investigation. Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give written or verbal notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all Inspections conducted at the Property. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use reasonable efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract. The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deed to Purchaser.
3.4	Purchaser Indemnification.
3.4.1
Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller, together with Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager and Wellsford (collectively, including Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultant's entry onto the Property, and any Inspections or other matters performed by Purchaser with respect to the Property during the Feasibility Period or otherwise.
3.4.2
Seller hereby approves Purchaser's entry onto the Property to conduct a land title survey meeting the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted in 1999 by the American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors, with such optional survey specifications listed on Table A thereof as Purchaser may require, and to conduct a Phase I Environmental Site Assessment of the Property without further consent or approval by Seller. Notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform any invasive tests on the Property without Seller's prior written consent, which consent may be withheld in Seller's sole discretion. Further, Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters that in Seller's reasonable judgment could result in any injury to the Property or breach of any contract, or expose Seller to any Losses or violation of applicable law, or otherwise adversely affect the Property or Seller's interest therein. Purchaser shall use reasonable efforts to minimize disruption to Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section. No consent by Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, the Property to substantially the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE III. Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser's or Purchaser's Consultants' entry onto the Property, or (ii) the expiration of 5 days after the Effective Date. The provisions of this Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser for a period of 1 year.
3.5	Property Materials.
3.5.1
Within ten (10) days after the Effective Date, and to the extent the same exist and are in Seller's possession or reasonable control (subject to Section 3.5.2), Seller agrees to make the documents set forth on Schedule C (the "Materials") available at the Property for review and copying by Purchaser at Purchaser's sole cost and expense. In the alternative, at Seller's option and within the foregoing 10-day period, Seller may deliver some or all of the Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify Seller and Seller shall use commercially reasonable efforts to deliver the same to Purchaser within five (5) Business Days after such notification is received by Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Buyer's sole remedy will be to terminate this Contract pursuant to Section 3.2. Purchaser has advised Seller that Purchaser must comply with Securities and Exchange Commission Regulation S-X (17 C.F.R.ss.Part 210) ("Regulation S-X"), including, but not limited to, Item 3-14, which requires Purchaser to cause to be prepared three (3) years of audited income statements for the Property. Seller agrees to make a commercially reasonable effort to provide to Purchaser, at no cost to Seller, any reasonable financial information, financial statements and supporting documentation in Seller's possession or under Seller's control as are necessary for Purchaser's auditors to prepare such audited income statements in compliance with Regulation S-X.

	3.5.2	In providing such information and Materials to Purchaser, other than Seller's Representations, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by Seller to Purchaser under the terms of this Contract is for informational purposes only. Purchaser agrees to provide Seller with a copy of all Third-Party Reports as a condition to return of the Deposit to Purchaser (if Purchaser is otherwise entitled to such Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason, provided, however, that any such Third-Party Reports provided to Seller shall be provided for informational purposes only and Seller shall not rely thereon. Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Seller pursuant to this Contract may not be complete or constitute all of such documents which are in Seller's possession or control, but are those that are readily available to Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by Seller pursuant to this Contract, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to the Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.
	3.5.3	The provisions of this Section 3.5 shall survive the Closing and delivery of the Deed to Purchaser.
3.6	Property Contracts.
3.6.1
Property Contracts. On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the "Property Contracts Notice") specifying any Property Contracts which Purchaser desires to terminate at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of Seller's obligations arising after the Closing Date under such Terminated Contract as of the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver the Property Contracts Notice on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts and Purchaser shall assume all Property Contracts at the Closing. To the extent that any Property Contract to be assumed by Purchaser (including any Property Contract that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Property Contract by

Seller to Purchaser, then, prior to the Closing, Seller shall be responsible for using commercially reasonable efforts to obtain from each applicable vendor a consent (each a "Required Assignment Consent") to the assignment of the Property Contract by Seller to Purchaser (and the assumption by Purchaser of all obligations under such Property Contract), but Seller shall not be in default under this Contract if such efforts are unsuccessful, and obtaining such consents shall not be a condition to Closing.
3.6.2
The sale of the Property shall be exclusive of the Telecommunications Facilities. The term "Telecommunications Facilities" as used herein shall mean and refer to any and all cable, telephone and other communications equipment and facilities that serve the entire Property or a building on the Property (and not individual units such as cable boxes or telephones located in a tenant's unit), including without limitation the following: (i) the telecommunications closets located at the end of every building on the Property and equipment therein; (ii) the telecommunications equipment room (approximately 800 square feet) located in the basement of the Colorado Club and equipment therein; and (iii) any rights Seller or any affiliate of Seller may have with respect to that certain Easement Deed from Seller, PPPIC, Wellsford Park Highlands Corp., Silver Mesa at Palomino Park LLC and Gold Peak at Palomino Park LLC to Palomino Park Telecom, LLC dated December 19, 2000, and recorded in the Records on December 22, 2000 under Reception No. 00092388. The Telecommunications Facilities are not included in the Purchase Price and are not included in the Property to be sold under this Contract. The Property is and will be subject to the Easement Agreement described above and certain other easements and licenses pertaining to the Telecommunications Facilities (collectively, the "Telecommunications Easements"). The Purchaser Covenants will govern the use of the Telecommunications Facilities and the Telecommunications Easements by Purchaser.
3.6.3
The sale of the Property shall be exclusive of the building and facilities commonly known as the "Colorado Club" which is located within Palomino Park, and is available for use by the tenants of the Property. The "Parkside Cafe" is a restaurant and bar facility located in the Colorado Club that is owned by Parkside Cafe, Inc., an affiliate of the Seller (the "Cafe Owner") and is leased from the Master Association under that certain Lease dated March 25, 1996 as the same has been or will be amended from time to time. The Cafe Owner is the holder of a liquor license for the Parkside Cafe. The transfer of the stock of the Cafe Owner for purposes of transferring the liquor license to Purchaser or its designee shall be governed by the terms and conditions of the Purchaser Covenants. Purchaser's rights and interests for the use of and access to the Colorado Club shall be subject to the terms and conditions of the Declarant Rights Assignment.
3.6.4
The "Park" and the "Loop Road" located in Palomino Park are currently owned by the Highlands Ranch Metropolitan District No. 2 (the "Metro District"), and operated by "PPPIC." Upon acquisition of the Property, Purchaser and its permittees will have access rights to the Park and the Loop Road. Pursuant to the terms of that certain Operating Agreement dated as of December 1, 1995 by and between the Metro District and PPPIC (the "PPPIC Operating Agreement"), PPPIC retains the responsibility for the operation and maintenance of the Park and the Loop Road. Seller intends to request the transfer of the Park and the Loop Road from the Metro District to PPPIC in accordance with the PPPIC Operating Agreement, and subsequently, to the extent allowed by law and by the governing documents of PPPIC and other agreements entered into by PPPIC, PPPIC intends to transfer to the Master Association the Park and the Loop Road and the rights and responsibility for maintenance of the Park and the Loop Road. The cooperation of Purchaser with respect to the negotiations, correspondence and documentation of the transfer of the Park and the Loop Road shall be governed by the terms and conditions of the Purchaser Covenants.
ARTICLE IV TITLE
4.1
Title Documents. Within 10 calendar days after the Effective Date, Purchaser shall obtain a standard form commitment for title insurance ("Title Commitment"), from First American Title Insurance Company of New York (with co-insurance in an amount determined by Purchaser to be provided by Chicago Title Insurance Company) (together, the "Title Insurer"), for the Property in an amount equal to the Purchase Price for an owner's title insurance policy (the "Title Policy") on the most recent standard American Land Title Association form, together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the "Title Documents"). Seller shall be responsible only for payment of the basic premium for the Title Policy. Purchaser shall be solely responsible for payment of all other costs relating to procurement of the Title Commitment, the Title Policy, and any endorsements requested by Purchaser.
4.2
Survey. Within three (3) Business Days after the Effective Date, Seller shall deliver to Purchaser or make available at the Property any existing survey of the Property (the "Existing Survey") which to Seller's knowledge is in Seller's possession or reasonable control (subject to Section 3.5.2). Purchaser acknowledges and agrees that delivery of the Existing Survey is subject to Section 3.5.2. To the extent that Purchaser desires that a new or updated survey of the Property be prepared (or that the Existing Survey be updated), Purchaser shall be solely responsible for the cost and expense of the preparation of any new or updated survey ordered or requested by Purchaser pursuant to the terms of this Section 4.2 (the new or updated survey, together with the Existing Survey, are referred to herein as the "Survey").
4.3
Objection and Response Process. On or before the end of the Feasibility Period (the "Objection Deadline"), Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller (Brownstein Hyatt & Farber, P.C. at the address set forth in Section 13.7) of any matter set forth in the Title Documents or the Survey to which Purchaser objects (the "Objections"). If Purchaser fails to tender an Objection Notice on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey. Within three (3) Business Days after Seller's receipt of the Objections, if any (the "Response Deadline"), Seller may, in Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which Seller is willing to cure, if any. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the

Objections. If Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with the Response Notice (or Seller's failure to deliver a Response Notice), Purchaser may, as its exclusive remedy, elect by written notice given to Seller within three (3) Business Days after the Response Deadline either (a) to accept the Title Documents and Survey with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract, in which event the Initial Deposit shall be returned to Purchaser (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser). If Purchaser fails to give notice of its election within three (3) Business Days after the Response Deadline, Purchaser shall be deemed to have elected to terminate this Contract as provided in clause (b) above. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by, under or through Seller (but excluding the assessment liens in favor of PPPIC described in Section 4.4.8, which liens Seller shall cause to be released at the Closing. Seller agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the Effective Date, and if Seller is unable or unwilling to remove such exceptions or encumbrances, then Purchaser may terminate this Contract, in which event the Deposit shall be returned to Purchaser (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser).
4.4	Permitted Exceptions. The Deed delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":
4.4.1
All matters shown in the Title Documents and the Survey, other than (a) those Objections, if any, which Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) mechanics' liens not created by or under Purchaser and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, and (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments for the year in which the Closing occurs and subsequent taxes and assessments;
	4.4.2	The rights of tenants in possession, as tenants only, under the Leases;
	4.4.3	The Telecommunications Easements;
	4.4.4	The Master Declaration and the Village Declarations;
	4.4.5	Applicable zoning and governmental regulations and ordinances;
	4.4.6	Any defects in or objections to title to the Property, or title exceptions or encumbrances, arising by, through or under Purchaser;

	4.4.7	The terms and conditions of this Contract; and
	4.4.8	The assessment liens in the Records in favor of PPPIC for operations and maintenance and for indemnification with respect to the Park and the Loop Road.
4.5
Purchaser Financing. Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a condition to Purchaser's obligations under this Contract.
ARTICLE V CLOSING
5.1
Closing Date. The Closing shall occur thirty (30) days following the expiration of the Feasibility Period (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser at least five (5) Business Days prior to the Closing Date, to extend the Closing Date for thirty (30) days, but in no event later than November 30, 2005 (the "Outside Closing Date"), in the event that Seller has not obtained the Shareholder Consent under Section 13.30. Purchaser shall have the option, by delivering written notice to Seller accompanied by the payment of a nonrefundable "Second Additional Deposit" in the amount of $1,000,000, to extend the Closing Date for thirty (30) days following the original Closing Date. The Second Additional Deposit shall be nonrefundable and shall be held and disbursed in accordance with the provisions of Section 2.3. Purchaser shall also have the right, by delivering written notice to Seller and without requiring any additional payment or deposit, to extend the Closing Date (or extended Closing Date) by one (1) Business Day in the event of the occurrence of any unanticipated event which causes Purchaser to require said one Business Day extension. Notwithstanding anything to the contrary contained herein, on the date that Seller shall obtain the Shareholder Consent contemplated by Section 13.30, Seller shall notify Purchaser in writing that the Shareholder Consent has been obtained, and the Closing Date shall thereafter occur on the later of (a) five (5) Business Days after delivery of said notice or (b) five (5) Business Days after the expiration of the Feasibility Period and the expiration of any additional time required to resolve any Objections under Section 4.3.
5.2	Seller Closing Deliveries. No later than one (1) Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent, each of the following items:
	5.2.1	Special Warranty Deed (the "Deed") in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions.
	5.2.2	A Bill of Sale in the form attached as Exhibit C.
	5.2.3	A General Assignment in the form attached as Exhibit D (the "General Assignment").

5.2.4	An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment").
5.2.5	The Purchaser Covenants generally in the form attached hereto as Exhibit F.
5.2.6	Notification letters to all Tenants prepared and executed by Seller in the form attached hereto as Exhibit G (the "Tenant Notification").
5.2.7	The Declarant Rights Assignment generally in the form attached hereto as Exhibit H.
5.2.8	A closing statement executed by Seller.
5.2.9
A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract.
5.2.10
Seller shall endeavor to secure and deliver to Purchaser by the Closing Date estoppel certificates for all commercial Leases, the Telecommunications Easements, the Master Declaration and the Village Declarations, and any other Permitted Exceptions which by the terms of said instruments allow or require the provision of an estoppel certificate in favor of the requesting party (the "Estoppel Certificates").
5.2.11	A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.
5.2.12	Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction.
5.2.13	Such additional instruments and documents as may be reasonably necessary to complete the transaction contemplated hereby and to carry out the intent of this Contract.

Seller acknowledges and agrees that as of the Effective Date Purchaser has not agreed to or approved the Purchaser Covenants or the Declarant Rights Assignment and that Purchaser reserves the right to object to said instruments during the Feasibility Period. Within ten (10) days after the Effective Date, Seller will provide to Purchaser all documents referred to in said instruments; and thereafter during the Feasibility Period, Seller will provide to Purchaser all other appropriate information and additional documents as shall be requested by Purchaser for a full review and consideration of the Purchaser Covenants and the Declarant Rights Assignment.

5.3	Purchaser Closing Deliveries. No later than one (1) Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.3), Purchaser shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing:
	5.3.1	The full Purchase Price (with credit for the Deposit), plus or minus the adjustments or prorations required by this Contract.
5.3.2
A title affidavit (or at Purchaser's option an indemnity) pertaining to Purchaser's activity on the Property prior to Closing, in the customary form reasonably acceptable to Purchaser, to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Contract.
	5.3.3	Any declaration or other statement which may be required to be submitted to the local assessor with respect to the terms of the sale of the Property.
	5.3.4	A closing statement executed by Purchaser.
	5.3.5	A countersigned counterpart of the General Assignment.
	5.3.6	A countersigned counterpart of the Leases Assignment.
	5.3.7	A countersigned counterpart of the Tenant Notification.
	5.3.8	The countersigned counterpart of each of the Purchaser Covenants and the Declarant Rights Assignment.
	5.3.9	Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.
	5.3.10	Such additional instruments and documents as may be reasonably necessary to complete the transaction contemplated hereby and to carry out the intent of this Contract.
5.4	Closing Prorations and Adjustments.
5.4.1
General. All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, Assessments, "Village Declarant Assessment Contributions" for the Property as that term is defined in the Master Declaration, and other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at Closing.
5.4.2
Operating Expenses. All of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to Closing and Purchaser shall pay all such expenses that accrue from and after the Closing Date.
5.4.3
Utilities. The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller's account, effective as of noon on the Closing Date.
5.4.4
Real Estate Taxes. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount). The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.
5.4.5	Property Contracts. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser; however, operating expenses shall be prorated under Section 5.4.2.
5.4.6	Leases.

5.4.6.1	All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of the Property shall be prorated as of the Closing Date (prorated for any partial month). Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents"). With respect to any delinquent rents as of the Closing Date, if such rents are received or collected on or after the Closing Date, said rents shall be applied first, to rents due for the month of the Closing, second, to current rents due to Purchaser, and third, to rent delinquencies due to Seller in inverse order of age. In adjusting for Uncollected Rents, no adjustments shall be made in Seller's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay Seller such accrued Uncollected Rents as and when collected by Purchaser. Purchaser agrees to bill Tenants of the Property for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant, and the delivery of the Leases Assignment shall not constitute a waiver by Seller of such right. Seller's right to demand payment from Tenants terminates ninety (90) days after the Closing Date, and in no event shall Seller have any right to evict. Purchaser will attempt to collect Uncollected Rents for the first ninety (90) days after the Closing Date, and thereafter, Purchaser may, in its sole discretion, elect not to pursue collection of such Uncollected Rents. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property.
5.4.6.2
At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the received and unapplied balance of all Tenant Deposits, including, but not limited to, security, damage or other refundable deposits required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash held by Seller which constitutes the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser. The Tenant

Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.
5.4.6.3
With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Tenant Leases, to the extent that Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall receive a credit therefor at Closing. With respect to any payments received by Purchaser after the Closing allocable to Seller prior to Closing, Purchaser shall promptly pay the same to Seller.

	5.4.7	Insurance. No proration shall be made in relation to insurance premiums ,and insurance policies will not be assigned to Purchaser.
	5.4.8	Employees. All of Seller's and Seller's Property Manager's on-site employees shall have their employment at the Property terminated as of the Closing Date.
5.4.9
Closing Costs. Purchaser shall pay any transfer, sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid by Purchaser with respect to the Title Policy pursuant to Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Seller shall pay the base premium for the Title Policy to the extent required by Section 4.1, and one-half of the customary closing costs of the Escrow Agent
5.4.10
Possession. Possession of the Property, subject to the Leases, Property Contracts, and Permitted Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3, including, without limitation, the Purchase Price. To the extent reasonably available to Seller, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and Seller's books and records (other than proprietary information) (collectively, "Seller's Property-Related Files and Records") regarding the Property shall be made available to Purchaser at the Property after the Closing.
	5.4.11	Survival. The provisions of this Section 5.4 shall survive the Closing and delivery of the Deed to Purchaser.
5.5
Post Closing Adjustments. In general, and except as provided in this Contract or the Closing Documents, Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period commencing on and after the Closing Date. Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items (a) after the expiration of sixty (60) days after

Closing, or (b) subject to such sixty-day period, unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate). The provisions of this Section 5.5 shall survive the Closing and delivery of the Deed to Purchaser.
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER
6.1
Seller's Representations. Except, in all cases, for any fact, information or condition disclosed in this Contract, the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing, Seller represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date (provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1):
6.1.1
Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; has or at the Closing shall have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on Seller's ability to consummate the transaction contemplated by this Contract or on the Property. Subject to Section 8.2.4, this Contract is a valid, binding and enforceable agreement against Seller in accordance with its terms;
	6.1.2	Other than the Leases, the Property is not subject to any written lease executed by Seller or, to Seller's knowledge, any other possessory interests of any person;
	6.1.3	Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;
6.1.4
Except for (a) any actions by Seller to evict Tenants under the Leases, or (b) any matter covered by Seller's current insurance policy(ies), to Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property;
6.1.5
To Seller's knowledge, Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property;

6.1.6	To Seller's knowledge, Seller has not received any written notice of any material default by Seller under any of the Property Contracts that will not be terminated on the Closing Date;
6.1.7
The Property is subject to certain restrictions on the use of the Property including certain limitations on the conversion to a condominium unit regime as is more particularly described in the Purchaser Covenants, and further restrictions on the use of the Colorado Club as is contained in the "Declarant Rights Assignment" which is attached hereto as Exhibit H and will be executed and recorded in the Records at Closing;
6.1.8
Seller shall retain control of, and the Declarant's rights under, the Master Association and the Palomino Park Public Improvements Corporation in accordance with the terms and provisions of the Declarant Rights Assignment and the Purchaser Covenants;
6.1.9
To the best of Seller's knowledge (after making reasonable efforts to ascertain such information), Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"); and
6.1.10
To the best of Seller's knowledge (after making reasonable efforts to ascertain such information), neither Seller nor any partner or beneficial owner of Seller is a "Prohibited Person" that is: (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists"), (ii) a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders, (iii) owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders, or (iv) shall transfer or permit the transfer of any interest in Seller or any beneficial owner in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the Lists. Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its partners or beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Contract without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller, in which event the Deposit shall promptly be returned to Purchaser (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser).

	6.1.11	Seller (a) is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which is subject to Title I of ERISA, or a "plan" as defined in Section 4975 of the Code; and (b) assets of Seller do not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (c) Seller is not a "governmental plan" within the meaning of Section 3(32) of ERISA, and assets of Seller do not constitute plan assets of one or more such plans or transactions by or with Seller are not in violation of state statutes applicable to Seller regulating investments of and fiduciary obligations with respect to governmental plans.
6.1.12
To the best of Seller's knowledge, no portion of the Property has ever been used as a landfill or as a dump to receive garbage, refuse, waste, or fill material whether or not hazardous, and there are and have been no Hazardous Materials (as hereinafter defined) located upon, stored, handled, installed or disposed in, on or about the Property or any other location within the vicinity of the Property in amounts or quantities which would constitute a violation of the Applicable Environmental Laws (as hereinafter defined). As used in this Contract, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste, the storage, use or disposition of which is or becomes regulated by any local, state or federal governmental authority under Applicable Environmental Laws. "Applicable Environmental Laws" shall mean such laws, statutes, regulations, ordinances, rules or orders governing the storage use or disposition of Hazardous Materials promulgated or enforced by the United States Government, the State of Colorado, or any local governmental agency having jurisdiction over the Property, as the same are amended from time to time, specifically including: (i) the Federal Resource Conservation and Recovery Act of 1976, 42 USCss.1801, et. seq.; (ii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USCss.9601 et. seq.; (iv) applicable laws of the jurisdiction where the Project is located, or (v) any federal, state or local statutes, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body.
6.2
AS-IS. Except for Seller's Representations, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed conveying the Property, the Bill of Sale conveying the Fixtures and Tangible Personal Property and Seller's Representations). Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller's Indemnified Parties. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters. The provisions of this Section 6.2 shall survive the Closing and delivery of the Deed to Purchaser.
6.3
Survival of Seller's Representations. Specifically excluding the Seller's Representations contained in Sections 6.1.9, 6.1.10, and 6.1.11 (which shall survive indefinitely), Seller and Purchaser agree that Seller's Representations shall survive Closing for a period of six (6) months (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to Seller's Representations contained herein except to the extent that Purchaser notified Seller prior to the expiration of the Survival Period of any claim by Purchaser against Seller for breach of any of Seller's Representations, but in no event shall Seller have any liability with respect to Seller's Representations (excluding the Seller's Representations contained in Sections 6.1.9, 6.1.10, and 6.1.11 which shall survive indefinitely), from and after the date which is one (1) year after the Closing Date. Under no circumstances shall Seller be liable to Purchaser for more than $900,000 in any individual instance or in the aggregate for all breaches of Seller's Representations, nor shall Purchaser be entitled to bring any claim for a breach of Seller's Representations unless the claim for damage (either in the aggregate or as to any individual claim) by Purchaser exceeds $50,000; provided, however, that if any such claim for damage (either in the aggregate or as to any individual claim) exceeds $50,000, Purchaser shall be entitled to recover all amounts so claimed including the first $50,000 thereof. Seller agrees to fund $900,000 into escrow as of the Closing Date, and said amount will be held by the Escrow Agent for the Survival Period, under the same general terms and conditions for investment as the Deposit, to be held as security for the obligations of Seller that survive Closing, and to be released to Seller upon the expiration of the Survival Period; provided, however, that in the event Purchaser notifies Escrow Agent prior to the expiration of the Survival Period that Purchaser has notified Seller of a claim for breach of any of Seller's Representations, then Escrow Agent shall not release such funds to Seller without joint instructions from Seller and Purchaser or an order from a court with direction for disbursement of the funds. In the event that Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.
6.4
Definition of Seller's Knowledge. Any representations and warranties made "to the knowledge of Seller" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Designated Representative of Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to David M. Strong.
6.5
Representations And Warranties Of Purchaser. For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
	6.5.1	Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York;
6.5.2
Except as provided in this Section 6.5.2, Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser. Seller acknowledges that Purchaser must obtain internal corporate authorization of this Contract and the transaction contemplated herein, and that Purchaser will notify Seller on or before the expiration of the Feasibility Period whether or not such authorization is obtained. If

Purchaser fails to so notify Seller, subject to the other provisions of this Contract governing the Initial Deposit, the Initial Deposit shall become non-refundable as of the date the Feasibility Period expires. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms;
6.5.3
No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller;
6.5.4
Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Property;
6.5.5
The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires the Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser;
6.5.6	To the best of Purchaser's knowledge, Purchaser is in compliance with the requirements of the Orders;
6.5.7	To the best of Purchaser's knowledge, neither Purchaser nor any partner or beneficial owner of Purchaser is a Prohibited Person;
6.5.8	To Purchaser's knowledge, none of its investors or affiliates, acting or benefiting in any capacity in connection with this Contract is a Prohibited Person;
6.5.9
To Purchaser's knowledge (after making reasonable efforts to ascertain such information), the funds or other assets Purchaser will transfer to Seller under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person;
6.5.10
To Purchaser's knowledge (after making reasonable efforts to ascertain such information), the funds or other assets Purchaser will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C.ss.1956(c)(7); and
6.5.11	Purchaser will execute and deliver the Purchaser Covenants generally in the form attached hereto as Exhibit F, and the Declarant Rights Assignment generally in the form attached hereto as Exhibit H, both of which will be recorded in the Records at Closing.

The provisions of this Section 6.5 shall survive the Closing and delivery of the Deed to Purchaser for a period of six (6) months after the Closing Date. Specifically excluding those representations contained in Sections 6.5.6, 6.5.7, 6.5.8, 6.5.9 and 6.5.10 (the "Purchaser's OFAC Representations") which shall survive indefinitely, Seller and Purchaser agree that Purchaser's representations under this Section 6.5 shall survive Closing for a period of six (6) months. Purchaser agrees to indemnify Seller for any claims or costs relating to, or arising out of, breach by Purchaser of Purchaser's OFAC Representations.
ARTICLE VII OPERATION OF THE PROPERTY
7.1
Leases and Property Contracts. During the period of time from the Effective Date to the Closing Date, in the ordinary course of business but subject to the limitations herein contained, Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser. Seller agrees that any such new Property Contracts must be terminable on 30 days notice without fee or penalty. Seller further agrees that any new or renewed Leases shall have terms that are generally available in the market for comparable units (or are on terms that are similar to those offered by the Seller for such units in the ordinary course of its operation of the Property), shall not have a term in excess of twelve (12) months (or such longer period of time for which such Property Contracts or Leases are entered into by Seller in the ordinary course of its operation of the Property). If such new Property Contracts or new or renewed Leases do not meet the foregoing standards and parameters, Seller must obtain the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, prior to executing such new or renewed Property Contracts or Leases.
7.2
General Operation of Property. Except as specifically set forth in this Article 7, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in Seller's sole discretion to address (a) any life or safety issue at the Property or (b) any other matter which in Seller's reasonable discretion materially adversely affects the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, denied or delayed.
7.3
Liens. Other than utility easements and temporary construction easements granted by Seller in the ordinary course of business, Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance (a) prior to the end of the Feasibility Period, which approval shall not be unreasonably withheld, conditioned or delayed, or (b) in Purchaser's sole discretion after the expiration of the Feasibility Period. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.
ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING
8.1	Purchaser's Conditions to Closing. Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
	8.1.1	All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;
	8.1.2	Each of Seller's Representations shall be true in all material respects as of the Closing Date;
	8.1.3	Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder; and
	8.1.4	Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding nor shall have been in the last six (6) months a debtor in any bankruptcy proceeding.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section 8.1. If any condition set forth in Sections 8.1.1, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) if such failure constitutes a default by Seller, exercise any of its remedies pursuant to Section 10.2. If the condition set forth in Section 8.1.2 is not met, Purchaser may, as its sole and exclusive remedy, (i) notify Seller of Purchaser's election to terminate this Contract and receive a return of the Deposit from the Escrow Agent (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser), or (ii) waive such condition and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price.
8.2
Seller's Conditions to Closing. Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller's obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
	8.2.1	All of the documents and funds required to be delivered by Purchaser to Seller or Escrow Agent at the Closing pursuant to the terms and conditions hereof shall have been delivered;

	8.2.2	Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;
	8.2.3	Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;
8.2.4
Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby, including, without limitation, the waiver or satisfaction of the Right of First and Last Offer pursuant to Section 13.29, or any documentation necessary to facilitate a tax free exchange pursuant to Section 13.19, and the Shareholder Consent pursuant to Section 13.30;

If any of the foregoing conditions to Seller's obligation to close with respect to conveyance of the Property under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1. If Seller terminates this Contract solely because the conditions of Section 8.2.4 are not met regarding either the Right of First and Last Offer or the Shareholder Consent, and the conditions in Sections 8.2.1, 8.2.2 and 8.2.3 have been satisfied, then Seller agrees to pay to Purchaser a "Break-Up Fee" equal to Purchaser's costs incurred in connection with this Contract, including attorneys fees but not to exceed One Hundred Fifty Thousand Dollars ($150,000).
ARTICLE IX BROKERAGE
9.1
Indemnity. Seller represents and warrants to Purchaser that it has dealt only with Apartment Realty Advisors, 717 Seventeenth Street, Suite 2000, Denver, CO 80202 ("Broker") in connection with this Contract. Seller and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. The provisions of this Section 9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.
9.2
Broker Commission. If the Closing occurs, Seller agrees to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party to, or third party beneficiary of, this Contract.
ARTICLE X DEFAULTS AND REMEDIES
10.1	Purchaser Default. If Purchaser defaults in its obligations hereunder to (a) deliver the Initial Deposit or Additional Deposit (or any other deposit or payment required of Purchaser hereunder), (b) deliver to Seller the deliveries specified under Section 5.3 on the date required thereunder, or (c) deliver the Purchase Price at the time required by Section 2.2.3 and close on the purchase of the Property on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. If Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller, then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser's indemnity and confidentiality obligations hereunder, Seller's sole and exclusive remedy for Purchaser's failure to perform its obligation to purchase the Property or breach of a representation or warranty prior to Closing. Seller expressly waives the remedies of specific performance and additional damages for such default by Purchaser. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.
10.2
Seller Default. If Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell the Property as required by this Contract and such default continues for more than ten (10) days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, either (A) this Contract shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser) and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $50,000 in aggregate, or (B) Purchaser may seek specific performance of Seller's obligation to deliver the Deed pursuant to this Contract (but not damages). Purchaser agrees that it shall promptly deliver to Seller an assignment of all of Purchaser's right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Seller pursuant to the foregoing sentence. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF

DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER'S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.
ARTICLE XI RISK OF LOSS OR CASUALTY
11.1
Major Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $250,000, then Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice"). Within ten (10) days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract by delivering written notice to Seller. In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller and not yet paid in connection therewith) at Closing.
11.2
Minor Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is equal to or less than $250,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs to the extent of any recovery from insurance carried on the Property if they can be reasonably effected before the Closing. Subject to Section 11.3, if Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller and not yet paid in connection therewith) at Closing.
11.3
Repairs. To the extent that Seller elects to commence any repair, replacement or restoration of the Property prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds. The provisions of this Section 11.3 shall survive the Closing and delivery of the Deed to Purchaser.
ARTICLE XII EMINENT DOMAIN
12.1
Eminent Domain. In the event that, at the time of Closing, any material part of the Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Contract by giving written notice within ten (10) days after Purchaser's receipt from Seller of notice of the occurrence of such event, and if Purchaser so terminates this Contract, Purchaser shall recover the Deposit hereunder (upon the performance of Purchaser's obligation under Section 3.5.2 to provide copies to Seller of all Third-Party Reports as a pre-condition to the return of the Deposit to Purchaser). If Purchaser fails to terminate this Contract within such 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Purchaser shall receive the full benefit of any condemnation award. It is expressly agreed between the parties hereto that this section shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.
ARTICLE XIII MISCELLANEOUS
13.1
Binding Effect of Contract. This Contract shall not be binding on either party until executed by both Purchaser and Seller. As provided in Section 2.3.5 above, neither the Escrow Agent's nor the Broker's execution of this Contract shall be a prerequisite to its effectiveness.
13.2	Exhibits And Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.
13.3
Assignability. This Contract is not assignable by Purchaser, provided, however, that Purchaser may assign this contract, subject to the prior written approval of Seller, for so long as (a) Purchaser is an affiliate of the assignee purchasing entity(ies), (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Seller of any proposed assignment no later than ten (10) days prior to the Closing Date. As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity. To the extent that a permitted and approved transfer under this Section 13.3 shall be deemed to be subject to the Right of First and Last Offer by ERPT (defined below), such determination by ERPT shall not be an event of Seller default under Section 10.2, shall be processed in accordance with Section 13.29, and if ERPT waives its rights, then the Closing Date and any other dates affected by such determination and the time required for the review and waiver by ERPT shall be adjusted accordingly.

13.4	Binding Effect. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
13.5	Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
13.6	Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
13.7
Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested, or (d) sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:
To Purchaser: TIAA 4675 McArthur Court, Suite 1100 Newport Beach, CA 92660 Attention: G. Christopher McGibbon Phone: 949-809-2625 Facsimile: 949-752-4090 with a copy to:

TIAA
730 Third Avenue
New York, NY 10017
Attention: Oscar A. Zamora
Phone: 212-916-4235
Facsimile: 212-953-9879

and to:

Sutherland, Asbill & Brennan LLP
999 Peachtree NE
Atlanta, GA 30309-3996
Attention: Victor P. Haley
Phone: 404-853-8302
Facsimile: 404-853-8806

To Seller:

Wellsford Real Properties, Inc.
6700 Palomino Parkway
Highlands Ranch, Colorado 80130
Attention: David M. Strong
Phone: 303-534-4396
Facsimile: 303-534-4398

with a copy to:

Apartment Realty Advisors
717 Seventeenth Street, Suite 2000
Denver, CO 80202
Attention: Doug Andrews
Phone: 303-260-4408
Facsimile: 303-260-4234

and a copy to:

Brownstein Hyatt & Farber, P.C.
410 17th Street, 22nd Floor
Denver, Colorado 80202
Attention: Lynda A. McNeive, Esq.
Telephone: 303-223-1100
Facsimile: 303-223-1111

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:
First American Title Insurance Company of New York 633 Third Avenue New York, New York 10017 Attention: Phillip Salomon Phone: 212-551-9437 Facsimile: 212-867-4434

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.
13.8
Governing Law And Venue. The laws of the State of Colorado shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
13.9
Entire Agreement. This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and Contracts, whether written or oral.
13.10
Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) as provided in Section 2.3.5 above, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3.
13.11
Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.
13.12
Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.
13.13	Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
13.14	Confidentiality. Purchaser has executed a Confidentiality Agreement. Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained therein shall not be superseded hereby.
13.15	Time Of The Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.
13.16
Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.
13.17
Attorneys Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.
13.18	Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
13.19
1031 Exchange. Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of the Property as an exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer the Property under this Contract, and may assign its rights to receive the Purchase Price from Purchaser, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to this Contract; (iii) Seller shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of the Property to Purchaser shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Purchaser or to exchange accommodation titleholder, as the case may be. Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of the Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire the Property under this Contract, and may assign its rights to receive the Property from Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Contract; (iii) Purchaser shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Seller; and (v) the closing of the acquisition of the Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Purchaser (or to exchange accommodation titleholder, as the case may be). Notwithstanding anything in this Section 13.19 to the contrary, Purchaser and Seller shall each have the right to extend the Closing Date (as extended pursuant to the second or third sentences of Section 5.1) for up to 30 days in order to facilitate a tax free exchange pursuant to this Section 13.19, and to obtain all documentation in connection therewith.
13.20
No Personal Liability of Officers, Trustees or Directors of Seller's Partners. Purchaser acknowledges that this Contract is entered into by Seller, each of which is a Colorado limited liability company, and Purchaser agrees that none of Seller's Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.
13.21
ADA Disclosure. Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation.
13.22
No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller's prior written consent, which consent may be withheld at Seller's sole discretion. If Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints Seller as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

13.23	Relationship of Parties. Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.
13.24
Trade Marks. Purchaser agrees that Seller, the Property Manager or Wellsford, or their respective affiliates, are the sole owners of all right, title and interest in and to the Trade Marks (or have the right to use such Trade Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the Trade Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the Trade Marks for any purpose. Purchaser acknowledges that the use of the Trade Marks following the sale of the Property to Purchaser shall be governed by the Purchaser Covenants.
13.25
Non-Competition. Purchaser acknowledges and agrees pursuant to the Purchaser Covenants, it shall be subject to certain restrictions on converting the individual apartment units in the Property to condominium units, and shall also be subject to certain restrictions on the marketing, offering for sale, or selling to third parties of any individual apartment units in the Property. The terms and conditions of this restriction shall be set forth in the Purchaser Covenants.
13.26
Non-Solicitation of Employees. Purchaser acknowledges and agrees that, without the express written consent of Seller and specifically excluding the employees of the Property Manager or any leasing companies employed by Seller or the Property Manager, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall solicit any of Seller's employees or any employees located at the Property (or any of Seller's affiliates' employees located at any property owned by such affiliates) for potential employment.
13.27
Survival. Except for (a) all of the provisions of this Article 13 (other than Section 13.19), and (b) any provision of this Contract which expressly states that it shall so survive, and (c) any payment obligation of Purchaser under this Contract (the foregoing (a), (b) and (c) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.
13.28
Multiple Purchasers. As used in this Contract, the term "Purchaser" means all entities acquiring any interest in the Property at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 13.3 of this Contract. In the event that "Purchaser" has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder. In the event that Seller receives notice from any entity being a Purchaser hereunder, the same shall be deemed to constitute notice from all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Contract, the same shall be deemed to be the action of the other entity(ies) being a Purchaser hereunder and the action of "Purchaser" under this Contract. In the event that Seller is required to give notice or take action with respect to Purchaser under this Contract, notice to any entity being a Purchaser hereunder or action with respect to any entity being a Purchaser hereunder shall be a notice or action to all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder desires to bring an action or arbitration against Seller, such action must be joined by all entities being a Purchaser hereunder in order to be effective. In the event that there is any agreement by Seller to pay any amount pursuant to this Contract to Purchaser under any circumstance, that amount shall be deemed maximum aggregate amount to be paid to all parties being a Purchaser hereunder and not an amount that can be paid to each party being a Purchaser hereunder. In the event that Seller is required to return the Initial Deposit, Additional Deposit or other amount to Purchaser, Seller shall return the same to any entity being a Purchaser hereunder and, upon such return, shall have no further liability to any other entity being a Purchaser hereunder for such amount. The foregoing provisions also shall apply to any documents, including, without limitation, the General Assignment and Assumption and the Assignment and Assumption of Leases and Security Deposits, executed in connection with this Contract and the transaction(s) contemplated hereby.
13.29
Right of First and Last Offer. The Property is subject to a right of First and Last Offer (the "Right of First and Last Offer") that is held by Equity Residential Properties Trust ("ERPT"). The Right of First and Last Offer must be satisfied or waived by ERPT prior to the Closing. Purchaser understands and agrees if any material change in the terms of this Contract is made, such change is subject to the Right of First and Last Offer and must be presented to ERPT for its review and consideration. To the extent that Purchaser requests a modification or amendment to this Contract which triggers the Right of First and Last Offer, Purchaser shall extend the Closing Date to accommodate ERPT's review and consideration of the modification or amendment. In the event that ERPT elects to exercise its Right of First and Last Offer, Seller agrees to pay the Break-Up Fee to Purchaser.
13.30
Consent of Wellsford Shareholders. The Property is a substantial part of the assets of Wellsford. As such, Wellsford must obtain the consent of its shareholders as a condition precedent to the sale of the Property (the "Shareholder Consent"). Wellsford intends to obtain the Shareholder Consent by October, 31, 2005. If the Shareholder Consent is not obtained on or prior to November 25, 2005 (time being of the essence with respect to such date),Seller shall provide Purchase notice of its intent to terminate this Contract, the Deposit will be returned to Purchaser, and Seller shall pay the Break-Up Fee to Purchaser.
13.31
Limitation of Liability of Purchaser. Notwithstanding anything contained in this Contract or in any other document executed in connection with the transaction contemplated hereby to the contrary, any liability of Purchaser shall be satisfied solely from the assets and properties of the Teachers Insurance and Annuity Association of America's Real Estate Account established as a separate investment account of Purchaser under New York law on February 22, 1995, and under the regulation of the State of New York Insurance Department (the "Separate Account"), and in no event shall any recourse be had to any assets or properties held by Teachers Insurance and Annuity Association of America in its general investment account or in any other of its existing or future separate accounts, it being understood that Seller will seek relief, if at all, solely from the assets of the Separate Account.
[Remainder of Page Intentionally Left Blank]

NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

Seller: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	/s/ David M. Strong David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	/s/ David M. Strong David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	/s/ David M. Strong David M. Strong, Vice President

Purchaser: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT
By: /s/ Duane C. Hale Name: Duane C. Hale Title: Director
Purchaser's Tax Identification Number: 13-1624203

ESCROW AGENT SIGNATURE PAGE
The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby establishes August 26, 2005 as the date of opening of escrow and designates NC5-185069 as the escrow number assigned to this escrow.

ESCROW AGENT: FIRST AMERICAN TITLE INSURANCE COMPANY OF NEW YORK
By:_________________________________________ Name:_______________________________________ Title: Vice President

EXHIBIT A LEGAL DESCRIPTION Douglas County, Colorado
PHASE I PROPERTY - commonly called Blue Ridge at Palomino Park
Parcel 1:	Lot 1A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.

PHASE II PROPERTY - commonly called Red Canyon at Palomino Park
Parcel 1:
Lot 2A, Highlands Ranch Filing No. 126-A, as described in the Lot Line Adjustment Certificate, recorded April 29, 1996 in Book 1337 at Page 324, Reception No. 9622585, in the Office of the Clerk and Recorder of Douglas County, Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.

A-1

PHASE IV PROPERTY - commonly called Green River at Palomino Park
Parcel 1:	Lot 4A, Highlands Ranch Filing No. 126-A, 6th Amendment, recorded under Reception No. 99084341, County of Douglas, State of Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.

A-2

EXHIBIT B FORM OF SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (this "Deed"), made as of the _____ day of __________, 2005, is between PARK AT HIGHLANDS LLC, a Colorado limited liability company[as to Part I, Phase I Property on Exhibit A], RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company[as to Part II, Phase II Property on Exhibit A], and GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company[as to Part IV, Phase IV Property on Exhibit A] (collectively, the "Grantor"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT ("Grantee"), whose legal address is 730 Third Avenue, New York, NY 10017.

WITNESSETH, That Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto Grantee, its successors and assigns forever, all the real property, together with improvements, situate, lying and being in Douglas County, Colorado and described on Exhibit A attached hereto and incorporated herein by this reference.

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the above bargained premises, with the hereditaments, easements, rights of way and appurtenances, and with all of Grantor's interest, if any, in and to any and all minerals, water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, now or hereafter acquired under or above or used in connection with the property (collectively, the "Property").

TO HAVE AND TO HOLD the said premises above bargained and described with the appurtenances, unto Grantee, its successors and assigns forever. Grantor, for itself, and its successors and assigns, does covenant, grant, bargain and agree to and with the Grantee, its successors and assigns, that at the time of the ensealing and delivery of these presents, it is well seized of the premises above conveyed, has good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the same in manner and form as aforesaid, and that the same are free and clear from all former and other grants bargains, sales, liens, taxes, assessments, encumbrances and restrictions of whatever kind or nature so ever, except those matters set forth on Exhibit B, attached hereto and incorporated herein by this reference.

The Grantor shall and will WARRANT AND FOREVER DEFEND the above-bargained premises in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under Grantor.

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of the date set forth above.

GRANTOR: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President

STATE OF COLORADO	)
) ss.
COUNTY OF __________________	)

On this ____ day of ___________________, 200__, before me, the undersigned officer, personally appeared David M. Strong and acknowledged that he executed the foregoing instrument in such capacity of the purposes therein contained.

WITNESS my hand and official seal.

My commission expires: ____________________________.

Notary Public
(NOTARIAL SEAL)

Exhibit A (to Special Warranty Deed) Legal Description
PART I:	PHASE I PROPERTY
Parcel 1:	Lot 1A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.
PART II:	PHASE II PROPERTY
Parcel 1:
Lot 2A, Highlands Ranch Filing No. 126-A, as described in the Lot Line Adjustment Certificate, recorded April 29, 1996 in Book 1337 at Page 324, Reception No. 9622585, in the Office of the Clerk and Recorder of Douglas County, Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.

PART IV:	PHASE IV PROPERTY
Parcel 1:	Lot 4A, Highlands Ranch Filing No. 126-A, 6th Amendment, recorded under Reception No. 99084341, County of Douglas, State of Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.

Exhibit B (to Special Warranty Deed) Permitted Exceptions

EXHIBIT C FORM OF BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made this ____ day of _______________, 200__ by PARK AT HIGHLANDS LLC, a Colorado limited liability company, RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company, and GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company (collectively, the "Seller"), in favor of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT ("Purchaser").

W I T N E S S E T H:
          WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated as of _______________, 200__ ("Contract") with respect to the sale of certain the Real Property identified on Exhibit A attached thereto and the Improvements located thereon. (Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Contract.)

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of the Fixtures and Tangible Personal Property, without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Contract. Seller represents and warrants that the Fixtures and Tangible Personal Property are free and clear of any liens and encumbrances and hereby agrees to warrant and defend title to the Fixtures and Tangible Personal Property conveyed hereby to Purchaser against the claims and demands of all persons claiming by, through or under the Seller.

          WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

          This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Purchaser and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Colorado.

C-1

EXECUTED as of the ______ day of ________________, 200__.

Seller: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President

C-2

EXHIBIT D GENERAL ASSIGNMENT AND ASSUMPTION

          This General Assignment and Assumption (this "Assignment") is executed by PARK AT HIGHLANDS LLC, a Colorado limited liability company, RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company, and GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company (collectively, the "Seller"), in favor of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT ("Purchaser") as of ________, 20__ (the "Effective Date").

          Seller and Purchaser, have entered into that certain Purchase and Sale Contract dated as of _______________ __, 200___ ("Contract"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon (collectively, the "Project"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Contract.

          Pursuant to the Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

          1.          Assignment. As of the Effective Date, Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts.

          2.          Assumption. As of the Effective Date, Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of Seller in connection with the Miscellaneous Property Assets, the Permits (other than the Excluded Permits), and the Property Contracts.

          3.          Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

          4.          Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

          5.          Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Colorado.

          6.          Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

          WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

[Remainder of Page Intentionally Left Blank]

WITNESS the signatures of the undersigned. Dated: ___________, 200__

Seller: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President

Purchaser: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT
By:_________________________________________ Name:_______________________________________ Title:______________________________________

EXHIBIT E ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

          This Assignment and Assumption of Leases and Security Deposits (this "Assignment") is executed by and between RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company, and GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company (collectively, the "Assignor"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT ("Assignee"), as of _________, 20___ (the "Effective Date").

          Assignee and Assignor have entered into that certain Purchase and Sale Contract, dated _____________________ ("Purchase Contract"), in which Assignor has agreed to sell and Assignee has agreed to purchase the real property described on Exhibit A attached hereto and the improvements located thereon (collectively, the "Project").

          Assignor, as landlord, has entered into certain leases for the use of the Project by tenants (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the "Leases") for the Project.

          The Purchase Contract requires Assignor and Assignee to execute this Assignment.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1.          Capitalized Terms. Unless the context otherwise requires, all capitalized terms used, but not otherwise defined herein, shall have the meanings set forth for the same in the Purchase Contract.

          2.          Assignment and Assumption. As of the Effective Date, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (a) the Leases and (b) the Tenant Security Deposit Balance. Assignee hereby accepts this Assignment and the rights granted herein, and Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and the Tenant Security Deposit Balance and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the Leases and the Tenant Security Deposit Balance and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from and after the date hereof, and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

3. Indemnification. Assignee shall indemnify, protect, defend and hold harmless Assignor from and against any and all claims incurred by Assignor with respect to the Security Deposits assigned herein.

          4.          General Provisions.

                    a.           Successors. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

                    b.           Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                    c.           Governing Law. This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State wherein the Project is located, without reference to the conflict of law provisions thereof.

                    d.           Attorney's Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

[SIGNATURES ON FOLLOWING PAGE]

WITNESS the signatures of the undersigned. Dated: ___________, 200__

Seller: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President

Purchaser: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT
By:_________________________________________ Name:_______________________________________ Title:______________________________________

EXHIBIT A (to Assignment and Assumption of Leases and Security Deposits) LEGAL DESCRIPTION
PART I:	PHASE I PROPERTY
Parcel 1:	Lot 1A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.
PART II:	PHASE II PROPERTY
Parcel 1:
Lot 2A, Highlands Ranch Filing No. 126-A, as described in the Lot Line Adjustment Certificate, recorded April 29, 1996 in Book 1337 at Page 324, Reception No. 9622585, in the Office of the Clerk and Recorder of Douglas County, Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.
PART IV:	PHASE IV PROPERTY
Parcel 1:	Lot 4A, Highlands Ranch Filing No. 126-A, 6th Amendment, recorded under Reception No. 99084341, County of Douglas, State of Colorado.
Parcel 2:
That certain perpetual easement interest and estate appurtenant to Parcel 1 and all rights and privileges in connection therewith, reserved by Park at Highlands LLC, a Colorado limited liability company, its successors, assigns and designees, under and pursuant to the terms of that certain Special Warranty Deed, executed by Park at Highlands LLC, Grantor, to Palomino Park Public Improvements Corporation, a Colorado non-profit corporation, Grantee, recorded January 3, 1996, under Reception No. 9600509 in the Office of the Clerk and Recorder of Douglas County, Colorado, covering the real property more particularly described as follows:

Tract A, Highlands Ranch Filing No. 126-A, 1st Amendment, as filed on December 19, 1995 under Reception No. 9560621 in the Office of the Clerk and Recorder of Douglas County, Colorado.

EXHIBIT F PURCHASER COVENANTS

PURCHASER
COVENANTS, CONDITIONS AND RESTRICTIONS
FOR
PALOMINO PARK

TABLE OF CONTENTS
FOR
DEVELOPER
COVENANTS, CONDITIONS AND RESTRICTIONS
FOR
PALOMINO PARK

TABLE OF CONTENTS
(continued)

PURCHASER
COVENANTS, CONDITIONS AND RESTRICTIONS
FOR
PALOMINO PARK

These Purchaser Covenants, Conditions and Restrictions for Palomino Park (the "Purchaser Covenants") are made as of this ____ day of ____________, 200__, by PARK AT HIGHLANDS LLC, a Colorado limited liability company ("Blue Ridge"), RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company ("Red Canyon"), and GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company ("Green River") (Blue Ridge, Red Canyon and Green River are collectively referred to herein as "Declarant"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT ("Purchaser").

ARTICLE 1 General.

          1.1    Property. Declarant is the owner of a certain parcel of land located in Douglas County, Colorado, commonly known as "Palomino Park." Pursuant to the terms of that certain Purchase and Sale Contract by and between Declarant and Purchaser dated as of ________ (the "Contract"), Purchaser has acquired the real property located within the larger Palomino Park development which is more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Property"). The Property has been conveyed to Purchaser on the date hereof.

          1.2    Master Community and Master Association. Palomino Park is a luxury townhome condominium/apartment master community "Master Community" consisting of five separate "villages" of residential property and amenities located in Douglas County, Colorado, created pursuant to that certain Master Declaration of Covenants, Conditions and Restrictions of Palomino Park recorded in the office of the Clerk and Recorder of Douglas County, Colorado (the "Records") on January 31, 2001 in Book 1956 at Page 358, as supplemented ("Master Declaration"). The Master Community includes recreational facilities and other amenities for the use and enjoyment of all of the property owners in the five villages. Palomino Park Owners Association, a Colorado nonprofit corporation ("Master Association") has been organized to serve as the owners association pursuant to the terms of the Master Declaration. Each village has its own "Village Declaration" which governs the use of the property in each village, and the relationship of that village to the Master Association. Purchaser will also be subject to the terms of that certain Assignment of Declarant Rights of even date herewith executed by Purchaser and the Master Association (the "Declarant Rights Assignment").

1.3 Purpose of Purchaser Covenants. Purchaser is acquiring three villages within Palomino Park which are referred to as Blue Ridge Village, Green River Village and Red Canyon Village (the "Purchaser Villages"). Declarant is retaining the rights to two other villages, referred to as Silver Mesa Village and Gold Peak Village (the "Declarant Villages"). Gold Peak Village will be constructed, developed and offered for sale by Gold Peak at Palomino Park LLC, a Colorado limited liability company ("Gold Peak Owner") as single-family condominium unit homes. These Purchaser Covenants are being executed in furtherance of a common and general plan for Palomino Park, which will serve to protect and enhance the quality, value, desirability and attractiveness of both the Purchaser Villages and the Declarant Villages. The Purchaser Covenants are made for the benefit of Declarant, its successors and assigns, and are intended to impose a burden on Purchaser, its successors and assigns and on the Property. The provisions of the Purchaser Covenants are intended to and shall run with the land, and until their expiration in accordance with the terms hereof, shall inure to the benefit of Declarant, its successors and assigns.

          1.4    Declaration. The Property is hereby made subject to the Purchaser Covenants. From the date the Property becomes subject to the Purchaser Covenants, it shall be owned, held, transferred, conveyed, sold, leased, rented, hypothecated, encumbered, used, occupied, maintained, altered and improved subject to the covenants, conditions, restrictions, and other provisions set forth herein, for the term hereof, all of which are declared to be part of, pursuant to, and in furtherance of a common and general plan of development, improvement, enhancement and protection of the Property and Palomino Park.

ARTICLE 2 Covenants, Conditions and Restrictions.

          2.1    Purchaser Covenants Terminate Upon Reacquisition by Declarant. In the event that Declarant reacquires title to the Property or any portion thereof at any time, the Purchaser Covenants shall be null and void and of no further force or effect as to the portion of the Property acquired by Declarant from and after the date the title to any such portion of the Property vests in Declarant.

          2.2    Limitations on Use of Property. Until termination of the Purchaser Covenants as set forth herein, the Property shall be developed and used solely for the Permitted Uses. "Permitted Uses" as used herein shall mean (i) residential rental property, with individual apartment units that may not be offered for sale or sold to third parties as condominium units except as permitted under Sections 2.2(f), 2.2(g) and 2.2(h) below; (ii) private recreation facilities not open for use by the general public; (iii) streets, roads and landscaped areas in or adjacent thereto; and (iv) other uses compatible with and not in violation of the uses allowed in the Master Declaration. Notwithstanding the foregoing, the Permitted Uses shall, without limitation, specifically exclude the use of any portion of the Property for the drilling, operation, maintenance, repair or replacement of any well for the extraction of any water, oil, gas or other liquid or gaseous substances. Purchaser further agrees to the following covenants and restrictions:

2.2.1 Purchaser shall not have an ownership interest in the Telecommunications Facilities. The term "Telecommunications Facilities" as used herein shall mean and refer to the any and all cable, telephone and other communications equipment and facilities that serve the entire Property (and not individual units such as cable boxes or telephones located in a tenant's unit), including without limitation the following: (i) the telecommunications closets located at the end of every building on the Property; (ii) the telecommunications equipment room (approximately 800 square feet) located in the basement of the Colorado Club; and (iii) any rights Seller may have with respect to that certain Easement Deed from Declarant, PPPIC, Wellsford Park Highlands Corp. Silver Mesa at Palomino Park, LLC, and Gold Peak Owner to Palomino Park Telecom, LLC dated December 19, 2000, and recorded in the Records on

December 22, 2000 under Reception No. 00092388. The Property is and will be subject to the Easement Agreement described above and certain other easements and licenses pertaining to the Telecommunications Facilities (collectively, the "Telecommunications Easements"). Purchaser shall have the minimum amount of access and use of the Telecommunications Facilities and the Telecommunications Easements as is necessary for the residents of the Property to receive telephone and cable television or other telecommunications services. Purchaser agrees to cooperate with Declarant with respect to any sale, auction, transfer, assignment or other conveyance of the Telecommunications Facilities and the Telecommunications Easements to one or more providers of telecommunications services.

2.2.2    The "Colorado Club" is a recreation facility located in the Master Community, and is available for use by the tenants of the Property. The "Parkside Cafe" is a restaurant and bar facility located in the Colorado Club that is owned by the Master Association and leased to Parkside Cafe, Inc. (the "Cafe Owner"). The Cafe Owner is the holder of a liquor license for the Parkside Cafe. Subject to the terms of the Declarant Rights Assignment, at such time as Purchaser accepts assignment of the Retained Declarant Rights (as that term is defined in the Declarant Rights Assignment), Purchaser may, in its reasonable discretion, take such steps as are necessary to acquire the stock from the sole shareholder of the Cafe Owner for purposes of transferring the liquor license to Purchaser or its designee. The purchase price for the stock and the liquor license transfer shall be $1.00 plus any costs of the transfer of the stock and the liquor license.

2.2.3    The "Park" and the "Loop Road" located in Palomino Park are currently owned by the Highlands Ranch Metropolitan District No. 2 (the "Metro District"), and operated by "Palomino Park Public Improvements Corporation" or "PPPIC", a Colorado nonprofit corporation. Pursuant to the terms of that certain Operating Agreement dated as of December 1, 1995 by and between the Metro District and PPPIC (the "PPPIC Operating Agreement"), PPPIC retains the responsibility for the operation and maintenance of the Park and the Loop Road. Seller intends to request approval from the Metro District for the transfer of the Park and the Loop Road from the Metro District to PPPIC in accordance with the PPPIC Operating Agreement, and subsequently, to the extent allowed by law and by the governing documents of PPPIC and other agreements entered into by PPPIC, PPPIC will transfer to the Master Association the Park and the Loop Road and the rights and responsibility for the operation and maintenance of the Park and the Loop Road. PPPIC has licensed the Master Association to operate and maintain the Park and the Loop Road. Purchaser covenants to cooperate with Declarant with respect to the negotiations, correspondence and documentation of the transfer of the Park and the Loop Road. In the event that the Metro District does not or cannot approve the transfer of the rights and responsibility for the operation and maintenance of the Park and the Loop Road, Purchaser agrees that the Master Association will continue to undertake the operation and maintenance of the Park and the Loop Road as a licensed agent of PPPIC, and Purchaser agrees to execute such documentation as is necessary to comply with the provisions of this covenant.

2.2.4 Purchaser acknowledges that Declarant, its property manager or their respective affiliates, are the sole owners of all right, title and interest in and to the trade marks and logos for Palomino Park. Purchaser agrees that it will not use the Palomino Park logo or trade marks for any purpose other than to identify the Property in its leasing brochures and literature for purposes of marketing to prospective tenants for the Property, or subject to the provisions of subparagraphs (f), (g) and (h) below, sales brochures for purposes of marketing to prospective buyers of the Property.

2.2.5    Until such time as the Master Association takes over the repair and maintenance of the "Village Roofs" and "Village Unit Exteriors" (as those terms are defined in the Master Declaration) for each residential unit within the Property, Purchaser agrees to maintain the Property, improvements thereon, and landscaping in good order and state of repair, consistent with the standard of care in the balance of the Master Community as is maintained and repaired by the Master Association.

2.2.6    With respect to the Blue Ridge Village, until the earlier of: (x) the date on which the Gold Peak Owner sells 90% of the condominium units to be created in the Gold Peak Village to third party purchasers, or (y) January 1, 2008, Purchaser agrees that it will not (i) convey any portion of the Property or interest therein, except a conveyance of the entire Property to a single owner who shall continue to be bound by the terms and conditions of these Purchaser Covenants and the Declarant Rights Assignment; (ii) convert the residential rental apartment or townhome units in the Blue Ridge Village to condominium units, or market or offer such individual units for sale to third parties; or (iii) add or annex any portion of the "Additional Parcel" (as that term is defined in the Blue Ridge Village Declaration) to the Blue Ridge Village.

2.2.7    With respect to the Red Canyon Village, until the earlier of: (x) the date on which the Gold Peak Owner sells 100% of the condominium units to be created in the Gold Peak Village to third party purchasers, or (y) January 1, 2009, Purchaser agrees that it will not (i) convey any portion of the Property or interest therein, except a conveyance of the entire Property to a single owner who shall continue to be bound by the terms and provisions of these Purchaser Covenants and the Declarant Rights Assignment; (ii) convert the residential rental apartment or townhome units in the Red Canyon Village to condominium units, or market or offer such individual units for sale to third parties; or (iii) add or annex any portion of the "Additional Parcel" (as that term is defined in the Red Canyon Village Declaration) to the Red Canyon Village.

2.2.8    With respect to the Green River Village, prior to January 1, 2009, Purchaser agrees that it will not (i) convey any portion of the Property or interest therein, except a conveyance of the entire Property to a single owner who shall continue to be bound by the terms and provisions of these Purchaser Covenants and the Declarant Rights Assignment; (ii) convert the residential rental apartment or townhome units in the Green River Village to condominium units, or market or offer such individual units for sale to third parties; or (iii) add or annex any portion of the "Additional Parcel" (as that term is defined in the Green River Village Declaration) to the Green River Village.

2.2.9 Declarant and Purchaser acknowledge that there may be certain improvements on (such as fences or retaining walls), and subsurface improvements on, in or under (such as footings for retaining walls), the Declarant Villages that encroach onto portions of the Purchaser Villages (the "Declarant Encroachments"), and certain improvements on (such as fences or retaining walls), and subsurface improvements on, in or under (such as footings for retaining walls), the Purchaser Villages that encroach onto portions of the Declarant Villages (the "Purchaser Encroachments"). Declarant does hereby grant, bargain, and convey to Purchaser, for the benefit of Purchaser Villages, an easement in, on, under and through the Declarant Villages for the Purchaser Encroachments in, on or under the Declarant Villages. Purchaser does hereby grant, bargain, and convey to Declarant, for the benefit of Declarant Villages, an easement in, on, under and through the Purchaser Villages for the Declarant Encroachments in, on or under the Purchaser Villages. In addition, Purchaser and Declarant shall each have and may exercise the reasonable right of ingress and egress the unimproved portion of the other party's as necessary for the operation, maintenance, repair and replacement of their respective Encroachments, and any and all appurtenances thereto.

          2.3    Duration. Except as otherwise set forth herein, the Purchaser Covenants shall operate and be effective until Purchaser accepts assignment of the Retained Declarant Rights (as defined in the Declarant Rights Assignment) pursuant to the terms of the Declarant Rights Assignment or until the Purchaser Covenants have been terminated in writing by Declarant. However, if not earlier terminated, the Purchaser Covenants shall terminate on December 31, 2030. Upon termination of the Purchaser Covenants, the Property and the improvements thereon may be used for any purpose permitted under the applicable zoning and under the applicable restrictions imposed under the Master Declaration.

          2.4    Master Declaration. Except as Declarant may otherwise direct in writing, Purchaser covenants and agrees to and with Declarant that the Property and the interest of Purchaser therein, is bound by and subject to the Master Declaration as heretofore or hereafter amended. In the event that the terms and provisions of the Master Declaration conflict with the terms and provisions of the Purchaser Covenants, the terms and provisions contained in the Purchaser Covenants shall control.

          2.5    Requirements for Declarant's Acceptance. Purchaser shall not install or construct, or cause to be installed or constructed, any improvement on the Property or make any additions to any existing improvements, except in accordance with plans which must be submitted to and approved in writing by Declarant as agent for the Master Association. Declarant's right of approval hereunder shall be limited to the exterior characteristics of the proposed Improvements. Purchaser agrees not to amend or make any material changes to any exterior designs, dimensions, color schemes or exterior materials for any building or dwelling unit or other improvements without obtaining the prior written approval of the Declarant. Declarant's approval under this Section 2.5 shall not be unreasonably withheld, conditioned or delayed.

          2.6    Repurchase Option. In the event that any one or more Repurchase Events occurs, as its sole remedy, Declarant shall have the right to repurchase the Property from Purchaser upon the terms and conditions hereinafter set forth (the "Repurchase Option").

2.7 Repurchase Events. A "Repurchase Event" as used herein shall mean: that Purchaser has not satisfied an obligation under Sections 2.2(f), 2.2(g) and 2.2(h) hereof in a manner reasonably satisfactory to Declarant.

          2.8    Exercise of Repurchase Option. Declarant shall have the right to exercise the Repurchase Option by giving Purchaser written notice at any time during the period of time commencing on the date that a Repurchase Event occurs and expiring 60 days thereafter. If any such notice shall not be given by Declarant on or before the expiration of the periods as aforesaid, then Declarant's right to exercise the Repurchase Option due to the occurrence of the Repurchase Event shall thereupon cease and terminate.

          2.9    Repurchase Option Price. The "Repurchase Option Price" as used herein shall mean the original purchase price paid by Purchaser with respect to the Property, provided however, the Repurchase Option Price shall be not less than the partial release price due on any loan secured by a first mortgage on the Property that was funded by a lender not affiliated with Purchaser to provide acquisition financing for the Property.

          2.10    Closing upon Repurchase. Within 60 days after Declarant gives notice of the exercise of the Repurchase Option, Purchaser shall deliver to Declarant Purchaser's special warranty deed for the Property in exchange for payment from Declarant of the Repurchase Option Price in wire transfer or other immediately available funds. Purchaser shall convey title to the Property to Declarant in the same condition as when conveyed by Declarant to Purchaser, except as to matters theretofore approved by Declarant, nondelinquent property taxes and assessments for the year of said closing, which taxes and assessments shall be prorated between Declarant and Purchaser to the date of closing, so that Purchaser bears such taxes and assessments for the period of its ownership of the Property. Purchaser shall pay all costs and expenses of closing, including the premium for an extended coverage ALTA Form 1992 title insurance policy in the amount of the Repurchase Option Price, insuring that title to the Property is vested in Declarant.

          2.11     Evidencing Expiration of Repurchase Option. In the event that Declarant fails to exercise the Repurchase Option within the time and in the manner set forth above, Declarant shall, upon Purchaser's written request, deliver promptly to Purchaser a duly executed and acknowledged release of Declarant's right to exercise the Repurchase Option.

          2.12    Force Majeure. In the event that Purchaser is unable to perform any of its other obligations under these Purchaser Covenants, because of delays from causes beyond the reasonable control of Purchaser, such as, but not limited to, acts of God, strikes, work stoppages, moratoriums imposed by applicable governmental authorities, weather conditions, fire or other casualty, not including delays caused by Purchaser's lack of capital, then the date affected by such force majeure events shall be extended for a period of time equal to the length of said delay.

2.13 Special District Obligations. Purchaser acknowledges that the Property lies within the boundaries of the Metro District (the "District") that issued bonds (which have been paid in full prior to the date of these Purchaser Covenants) through the authority of the Palomino Park Public Improvement Corporation ("PPPIC"), a nonprofit corporation which was formed to fund certain improvements such as the Park, the Loop Road, sewer, water and other utility facilities, roadways, traffic control and directional signage, landscape improvements, drainage facilities and other improvements. PPPIC levies taxes and assessments against the Property. Purchaser shall not object to inclusion of the Property in the District or to the authority of PPPIC. Purchaser shall grant or approve such easements over the Property as are necessary or desirable to permit the maintenance of the improvements funded by the PPPIC bonds; provided however, the easements shall not detract from the value, use, or enjoyment of the Property. The assessments, taxes or other charges levied by PPPIC will constitute charges against the Property that will survive conveyance of the Property.

          2.14    No Resubdivision of Property. During the term of these Purchaser Covenants, Purchaser shall not attempt to subdivide or resubdivide the Property or any portion thereof or obtain subdivision approval from any governmental authority with jurisdiction over the Property without the prior written approval of Declarant, which approval shall not be unreasonably withheld, conditioned or delayed.

          2.15    Rezonings. Purchaser shall not obtain or seek to attempt to obtain, rezoning approval of the Property from any governmental authority with jurisdiction over the Property without obtaining the prior written approval of Declarant.

          2.16    Leasing and Sales Office. Purchaser shall have the right to use office space in the Colorado Club for the leasing of apartment units on the Property. Purchaser acknowledges that Declarant shall also maintain a sales office in the Colorado Club. Purchaser's leasing office shall be subject to the approval of the Master Association, as owner of the Colorado Club, with respect to its appearance and location, which shall not be unreasonably withheld, and to such reasonable rules and regulations as may be imposed by the Master Association from time to time.

          2.17    Compliance with Laws; Environmental Hazard. In developing, improving, marketing, selling or leasing of any portion of the Property, Purchaser shall comply with all applicable laws, ordinances, rules and regulations of any governmental authority with jurisdiction over the Property, including, without limitation, the subdivision laws of the State of Colorado, the subdivision regulations of the Douglas County, Colorado, the subdivider registration laws of the State of Colorado, the Real Estate Broker and Salesman laws of the State of Colorado, the Federal Interstate Land Sales Full Disclosure Act, applicable Environmental Laws, ordinances, rules and regulations and applicable laws, ordinances, rules and regulations relating to stormwater runoff, sediment or erosion control, or any other water or sediment discharge relating to the Property. Purchaser shall indemnify and hold Declarant harmless of and from any and all loss, cost, damage, injury, liability, claim, demand, suit or judgment of any kind or nature, including court costs and reasonable attorneys' fees, sought by third parties arising out of or related to the release, discharge or use of any Hazardous Materials on the Property, and shall disclose the same to Declarant at the time such Hazardous Materials are released, used or discharged. As used in this Section 2.17, the following terms shall have the following meanings:

2.17.1 "Hazardous Materials" shall mean, collectively, any chemical, material, substance or waste which is or hereafter becomes defined or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutant" or "contaminant," or words of similar import, under any Environmental Law, and any other chemical, material, substance, or waste, exposure to, disposal of, or the release of which is now or hereafter prohibited, limited or regulated by any governmental or regulatory authority or otherwise poses an unacceptable risk to human health or the environment.

2.17.2    "Environmental Law" shall mean any applicable local, state and federal environmental rules, regulations, statutes, laws and orders, as amended from time to time, including, but not limited to, all such rules, regulations, statutes, laws and orders regarding the storage, use and disposal of Hazardous Materials and regarding releases or threatened releases of Hazardous Materials to the environment.

          2.18    Purchaser's Obligations in Master Declaration. Purchaser shall be bound by and comply with the requirements and restrictions contained in the Master Declaration, including but not limited to any obligation to pay any assessments described therein.

ARTICLE 3 Default and Enforcement.

          3.1    Default by Purchaser. A "Default by Purchaser" hereunder shall occur if Purchaser breaches or fails to comply with any of the terms contained herein applicable to Purchaser, and (i) such breach or failure to comply shall continue for a period of 15 days after notice thereof by Declarant to Purchaser, or (ii) if such breach or failure to comply cannot be cured within such 15-day period, if Purchaser shall not in good faith commence to cure such breach or failure to comply within said 15-day period or shall not diligently proceed therewith to completion.

          3.2    Remedies. In the event of a Default by Purchaser, Declarant shall have the right to prosecute a proceeding at law or in equity against any person who has violated or is attempting to violate any of the provisions contained herein (i) to enjoin or prevent him from doing so, (ii) to cause said violation to be remedied, (iii) to recover damages for said violation, but not including consequential or punitive damages, (iv) pursue every remedy allowed at law or in equity, or (v) obtain any or all of the foregoing.

          3.3    Inspection by Declarant. Upon prior notice to Purchaser of the time and date of a proposed inspection and of the identities of the inspecting parties, Declarant may, from time to time, at any reasonable hour, enter upon and inspect the Property (other than the interior of any buildings located on the Property) to ascertain compliance by Purchaser with the terms and conditions contained herein.

ARTICLE 4 General.

          4.1    Indemnity; Disclaimer.

4.1.1 The Property is sold by Declarant to Purchaser "AS IS" and Purchaser shall indemnify, defend and hold Declarant harmless of and from any and all loss, cost, damage, injury, liability, claim, demand, suit, and judgment of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties arising out of or related to (i) from and after the date of these Purchaser Covenants, Purchaser's use of the Property (including the condition of the property in other portions of Palomino Park including the Colorado Club, the Parkside Cafe, the Park, the Loop Road, the Telecommunications

Facilities and the Telecommunications Easements), or the use, sale or other conveyance of the Property or any apartment unit or residence or other improvement on the Property, and (ii) breach by Purchaser of any obligation under these Purchaser Covenants. Declarant shall have no liability to Purchaser for any claim, cause of action, loss, or damage asserted by any party whether known or unknown that results from: the current physical condition of the Property, including, without limitation, the condition of soils and the water table, any amendment to such physical condition that may occur from or after the date hereof, any improvements to the Property made by Purchaser, its agents, employees, and contractors, or the presence on, under or about the Property of any hazardous materials whether regulated or not by any governmental authority. Purchaser shall indemnify, hold harmless and defend Declarant from any such claim, cause of action, loss or damage including, without limitation, any attorneys fees and claims by purchasers of residences built by Purchaser. No agreement, warranty or representation, unless expressly contained or provided for herein shall bind Declarant.

4.1.2    Declarant shall indemnify, defend and hold Purchaser harmless of and from any and all loss, cost, damage, injury, liability, claim, demand, suit, and judgment of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties arising out of or related to (i) from and after the date of these Purchaser Covenants, Declarant's use of the Property (including the condition of the property in other portions of Palomino Park including the Colorado Club, the Parkside Cafe, the Park, the Loop Road, the Telecommunications Facilities and the Telecommunications Easements), or the use, sale or other conveyance of real or personal property other than the Property or any apartment unit or residence or other improvement on any real property other than the Property, and (ii) breach by Declarant of any obligation under these Purchaser Covenants.

          4.2    No Implied Waiver. No failure by Declarant to insist upon the strict performance of any of the terms contained herein, no failure by Declarant to exercise any right or remedy contained herein, and no acceptance of full or partial payment during the continuance of any Default by Purchaser, shall constitute a waiver of any obligation, restriction, right or remedy hereunder.

          4.3    Notices. All notices, statements, demands, requirements, or other communications and documents ("Communications") required or permitted to be given, served, or delivered by or to either party or any intended recipient hereunder shall be in writing and shall be either delivered by hand, sent by a nationally recognized overnight courier service, or prepaid certified or registered mail (airmail in the case of all international communications), return receipt requested, to the party or intended recipient at its address stated below, or sent by facsimile machine to the party or intended recipient at its facsimile number stated below or to such other address or facsimile number as either party may from time to time have notified the other party as being its address or facsimile number for purposes of this instrument to the exclusion of all previously applicable addresses and facsimile numbers. Such Communications shall be deemed to have been given, served, or delivered:

4.3.1 if delivered by hand, upon delivery;

4.3.2    if delivered by overnight courier, on the next business day following the date of delivery to the courier;

4.3.3    if sent by mail, four days after the date of mailing; or

4.3.4    if sent by facsimile machine, upon transmission (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next day that is not a Saturday, Sunday or federal legal holiday.

The addresses and facsimile numbers of the parties are as follows:

To Declarant:	Wellsford Real Properties, Inc. 6700 Palomino Parkway Highlands Ranch, Colorado 80130 Attn: David M. Strong Phone: 303-534-4396 Facsimile: 303-534-4398
with copies to:	Brownstein Hyatt & Farber, P.C. 410 17th Street, 22nd Floor Denver, Colorado 80202 Attn: Lynda A. McNeive. Facsimile Number: (303) 223-1111
To Purchaser:	TIAA 4675 McArthur Court, Suite 1100 Newport Beach, CA 92660 Attention: G. Christopher McGibbon Phone: 949-809-2625 Facsimile: 949-752-4090
with a copy to:	TIAA 730 Third Avenue New York, NY 10017 Attention: Oscar A. Zamora Phone: 212-916-4235 Facsimile: 212-953-9879
and to:	Sutherland, Asbill & Brennan LLP 999 Peachtree NE Atlanta, GA 30309-3996 Attention: Victor P. Haley Phone: 404-853-8302 Facsimile: 404-853-8806

          4.4    No Oral Amendment or Modifications. No amendments, waivers or modifications of the terms and provisions contained herein, and no approvals, consents or waivers by Declarant under the terms of the Purchaser Covenants, shall be valid or binding unless in writing and executed by the party to be bound thereby. Any covenant, condition or restriction contained herein may be terminated, extended, modified or amended, as to the whole of the Property or any portion thereof, only by the written consent of Declarant and the then owners of the Property subject to the Purchaser Covenants. No such termination, extension, modification or amendment shall be effective unless and until a proper instrument in writing has been executed and recorded in the records of the Clerk and Recorder of Weld County.

          4.5    Severability. If any provision contained herein shall be held invalid, illegal or unenforceable, it shall not affect or impair the validity, legality or enforceability of any other provision contained herein, and there shall be substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

          4.6    Binding Effect. The Purchaser Covenants shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The covenants, conditions and restrictions contained herein shall be construed as covenants running with the Property, and every person who now or hereafter owns or acquires any right, title, estate or interest in or to the Property is and shall be conclusively deemed to have consented and to have agreed to every covenant, condition and restriction contained in the Purchaser Covenants, whether or not any reference to the Purchaser Covenants is contained in the instrument by which such person acquires an interest in the Property.

          4.7    Successors and Assigns of Declarant. A party shall be deemed a "successor" or an "assign" of Declarant only if specifically designated in a duly recorded instrument, as a successor or assign of Declarant under the Purchaser Covenants or if specifically designated in a duly recorded instrument as a successor or assign of Declarant generally under the Master Declaration. However, a successor to Declarant by consolidation or merger shall automatically be deemed a successor and assign of Declarant.

          4.8    Captions for Convenience. All headings and captions used herein are for convenience only and are of no meaning in the interpretation or effect of the Purchaser Covenants.

          4.9    Applicable Law. The Purchaser Covenants shall be interpreted and enforced according to the laws of the State of Colorado.

          4.10    Exhibits Incorporated. All exhibits are incorporated herein and made a part hereof as if fully set forth herein.

          4.11    Time of the Essence. Time is of the essence with respect to performance required herein.

4.12 Costs of Legal Proceedings. In the event either party institutes legal proceedings with respect to the Purchaser Covenants or the Property, the prevailing party shall be entitled to recover, in addition to any of the relief to which it is entitled, its costs and expenses incurred in connection with such legal proceedings including, without limitation, reasonable attorneys' fees.

          4.13    Number and Gender. When necessary for proper construction hereof, the singular of any word used herein shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

4.14 No Third Party Beneficiaries. None of the terms, conditions or covenants contained herein shall be deemed to be for the benefit of any person other than Declarant, its successors and assigns, and no other person shall be entitled to rely thereon in any manner.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed the PURCHASER COVENANTS, CONDITIONS AND RESTRICTIONS the day and year first-above written.

DECLARANT: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President

Purchaser: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT
By:_________________________________________ Name:_______________________________________ Title:______________________________________

STATE OF COLORADO	)
) ss.
COUNTY OF __________________	)

On this ____ day of ___________________, 200__, before me, the undersigned officer, personally appeared David M. Strong and acknowledged that he executed the foregoing instrument in such capacity of the purposes therein contained.

WITNESS my hand and official seal.

My commission expires: ____________________________.

Notary Public
(NOTARIAL SEAL)

STATE OF	)
) ss.
COUNTY OF __________________	)

The foregoing instrument was acknowledged before me this ____ day of ___________, 200__, by __________________, as _______________of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT.

WITNESS my hand and official seal.

My commission expires: ____________________________.

Notary Public
(NOTARIAL SEAL)

EXHIBIT A
to
Purchaser Covenants, Conditions and Restrictions
for Palomino Park

LEGAL DESCRIPTION

EXHIBIT G

TENANT NOTIFICATION

__________________
(Date)

To Tenants of Palomino;

Ladies and Gentlemen:

          This is to advise you that, effective this date, Palomino Park has been sold to ___________________________ ("Purchaser").

          Effective immediately, please make all rent checks payable to _________________ and make all rental payments to _______________. Any security deposit you made at the time of signing your lease has also been transferred to Purchaser, and Purchaser is solely responsible for returning any security deposit to which you are entitled at the termination of your lease.

          Additionally, effective immediately, [insert name of management company], is no longer the manager of [insert name of Community]. The new manager of Palomino Park is __________________________.

          Please contact _________________ at _____________ if you have any questions regarding this transfer.

Very truly yours, Purchaser: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT
By:_________________________________________ Name:_______________________________________ Title:______________________________________

G-1

SELLER: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation, Manager
By:	David M. Strong, Vice President

G-2

EXHIBIT H

 DECLARANT RIGHTS ASSIGNMENT

ASSIGNMENT OF DECLARANT RIGHTS

This Assignment of Declarant Rights ("Assignment") is entered into effective the ____ day of __________, 2005 by and among Park at Highlands LLC, a Colorado limited liability company ("Blue Ridge"), Red Canyon at Palomino Park LLC, a Colorado limited liability company ("Red Canyon"), and Green River at Palomino Park LLC, a Colorado limited liability company ("Green River") (Blue Ridge, Red Canyon and Green River are collectively referred to herein as the "Declarant") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT (the "Purchaser").
RECITALS

          WHEREAS, Palomino Park is a luxury townhome condominium and apartment master community ("Master Community") consisting of five separate "villages" of residential property and amenities located in Douglas County, Colorado (the "County"), created pursuant to that certain Master Declaration of Covenants, Conditions and Restrictions of Palomino Park was recorded in the office of the Clerk and Recorder of Douglas County, Colorado (the "Records") on January 31, 2001 in Book 1956 at Page 358, as supplemented ("Master Declaration");

          WHEREAS, each of the five villages in the Master Community has been or will be organized as a planned community pursuant to the Colorado Common Interest Ownership Act;

          WHEREAS, the Master Community includes recreational facilities and other amenities for the use and enjoyment of all of the Master Community property owners, residents and their permittees, including the "Colorado Club," a building containing the central recreation facilities, and certain offices for leasing and sales of units in the Master Community, and other facilities;

          WHEREAS, Palomino Park Owners Association, a Colorado nonprofit corporation ("Master Association") has been organized to serve as the owners association pursuant to the terms of the Master Declaration;

          WHEREAS, Blue Ridge is the owner of certain real property legally described as Lot 1A-1, Highlands Ranch Parkway No. 126-A, Second Amendment, Douglas County, Colorado ("Blue Ridge Village");

          WHEREAS, Blue Ridge submitted a portion of the Blue Ridge Village to that certain Declaration of Covenants, Conditions and Restrictions of Blue Ridge, a Residential Condominium Community, recorded in the Records on August 8, 2001 in Book 2104, Page 1275, as supplemented ("Blue Ridge Declaration");

WHEREAS, Red Canyon is the owner of certain real property legally described as Lot 2A-1, Highlands Ranch Parkway No. 126-A, Third Amendment, Douglas County, Colorado ("Red Canyon Village");

          WHEREAS, Red Canyon submitted a portion of the Red Canyon Village to that certain Declaration of Covenants, Conditions and Restrictions of Red Canyon, a Residential Condominium Community, recorded in the Records on August 8, 2001 in Book 2104, Page 1225, as supplemented ("Red Canyon Declaration"); and

          WHEREAS, Green River is the owner of certain real property legally described as Lot 4A, Highlands Ranch Parkway No. 126-A, Sixth Amendment, Douglas County, Colorado ("Green River Village");

          WHEREAS, Green River submitted a portion of the Green River Village to that certain Declaration of Covenants, Conditions and Restrictions of Green River, a Residential Condominium Community, recorded in the Records on July 26, 2001 in Book 2093, Page 785, as supplemented ("Green River Declaration");

          WHEREAS, the Red Canyon Village, the Blue Ridge Village and the Green River Village are collectively referred to in this Assignment as the "Property";

          WHEREAS, the Red Canyon Declaration, the Blue Ridge Declaration and the Green River Declaration shall be collectively referred to in this Assignment as the "Village Declarations";

          WHEREAS, Purchaser has purchased from Declarant the Property together with other rights and appurtenances related thereto;

          WHEREAS, Declarant is retaining the rights to the two other villages, referred to as "Silver Mesa Village" and "Gold Peak Village";

          WHEREAS, Gold Peak Village will be constructed, developed and offered for sale by Gold Peak at Palomino Park LLC, a Colorado limited liability company ("Gold Peak") as single-family condominium unit homes;

          WHEREAS, Silver Mesa Village is owned by Silver Mesa at Palomino Park LLC, a Colorado limited liability company ("Silver Mesa");

          WHEREAS, Declarant desires to assign, transfer and convey to Purchaser certain Declarant Rights created pursuant to the terms of the Master Declaration and the Village Declarations; and

          WHEREAS, in connection with its acquisition of the Property, Purchaser has agreed to additional covenants and restrictions affecting its ownership use, enjoyment and occupancy of the Property as set forth in this Assignment.

          NOW, THEREFORE, the parties agree as follows:

ARTICLE XIV Assignment of Blue Ridge Declarant Rights. Blue Ridge hereby assigns to Purchaser all its right, title and interest as "Declarant" as that term is defined in the Blue Ridge

Declaration, including without limitation "Special Declarant Rights" and "Development Rights" as those terms are defined in the Blue Ridge Declaration, but reserving to Blue Ridge the veto power for any proposed amendment of the Blue Ridge Declaration until the earlier of (x) the sale by Gold Peak of 90% of the condominium units in Gold Peak Village to third party purchaser or (y) January 1, 2008, at which time such veto power shall terminate without further action by Declarant or Purchaser. Blue Ridge warrants and represents that it has not assigned or agreed to assign any of the foregoing rights to any other party. Purchaser hereby agrees to be bound as "successor Declarant" as that term is defined in the Blue Ridge Declaration subject to the terms, conditions and covenants of the Blue Ridge Declaration. Purchaser further agrees to perform those duties and obligations of Declarant as provided in the Blue Ridge Declaration which arise subsequent to the date of this Assignment and agrees to indemnify, defend and hold Blue Ridge harmless from any and all cost, liability, damage or expense including, without limitation, reasonable attorneys fees, arising from Purchaser's breach of the its obligations under the Blue Ridge Declaration or Purchaser's covenants contained in this Section ARTICLE XIV. Blue Ridge and Purchaser hereby agree that Purchaser is not assuming any of the obligations or liabilities, if any, of Blue Ridge as Declarant under the Blue Ridge Declaration which arose, became due or occurred prior to the date of this Assignment.

ARTICLE XV Assignment of Red Canyon Declarant Rights. Red Canyon hereby assigns to Purchaser all its right, title and interest as "Declarant" as that term is defined in the Red Canyon Declaration, including without limitation "Special Declarant Rights" and "Development Rights" as those terms are defined in the Red Canyon Declaration, but reserving to Red Canyon the veto power for any proposed amendment of the Red Canyon Declaration until the earlier of (x) the sale by Gold Peak of 100% of the condominium units in Gold Peak Village to third party purchasers or (y) January 1, 2009, at which time such veto power shall terminate without further action by Declarant or Purchaser. Red Canyon warrants and represents that it has not assigned or agreed to assign any of the foregoing rights to any other party. Purchaser hereby agrees to be bound as "successor Declarant" as that term is defined in the Red Canyon Declaration subject to the terms, conditions and covenants of the Red Canyon Declaration. Purchaser further agrees to perform those duties and obligations of Declarant as provided in the Red Canyon Declaration which arise subsequent to the date of this Assignment and agrees to indemnify, defend and hold Red Canyon harmless from any and all cost, liability, damage or expense including, without limitation, reasonable attorneys fees, arising from Purchaser's breach of its obligations under the Red Canyon Declaration or Purchaser's covenants contained in this Section ARTICLE XV. Red Canyon and Purchaser hereby agree that Purchaser is not assuming any of the obligations or liabilities, if any, of Red Canyon as Declarant under the Red Canyon Declaration which arose, became due or occurred prior to the date of this Assignment.

ARTICLE XVI Assignment of Green River Declarant Rights. Green River hereby assigns to Purchaser all its right, title and interest as "Declarant" as that term is defined in the Green River Declaration, including without limitation "Special Declarant Rights" and "Development Rights" as those terms are defined in the Green River Declaration, but reserving to Green River the veto power for any proposed amendment of the Green River Declaration until January 1, 2009, at which time such veto power shall terminate without further action by Declarant or Purchaser. Green River warrants and represents that it has not assigned or agreed to assign any of the foregoing rights to any other party. Purchaser hereby agrees to be bound as "successor Declarant" as that term is defined in the Green River Declaration subject to the terms, conditions and covenants of the Green River Declaration. Purchaser further agrees to perform those duties and obligations of Declarant as provided in the Green River Declaration which arise subsequent to the date of this Assignment and agrees to indemnify, defend and hold Green River harmless from any and all cost, liability, damage or expense including, without limitation, reasonable attorneys fees, arising from Purchaser's breach of the its obligations under the Green River Declaration or Purchaser's covenants contained in this Section ARTICLE XVI. Green River and Purchaser hereby agree that Purchaser is not assuming any of the obligations or liabilities, if any, of Green River as Declarant under the Green River Declaration which arose, became due or occurred prior to the date of this Assignment.

ARTICLE XVII Partial Assignment of Master Declarant Rights. Declarant along with Silver Mesa and Gold Peak, are collectively referred to as the "Declarant" as that term is defined in the Master Declaration, and are collectively referred to herein as "Master Declarant." Silver Mesa and Gold Peak are executing this Assignment to evidence their consent to the partial assignment of Master Declarant rights set out in this Section. Declarant hereby assigns to Purchaser, as such rights relate to the Property only, the following Master Declarant rights ("Assigned Master Declarant Rights"):

          17.1    So long as Purchaser is current in its payment to the Master Association of its "Village Declarant Assessment Contributions" as that term is defined in the Master Declaration, a non-exclusive easement for the use of the Colorado Club as set out in Section 9.5 of the Master Declaration, "Declarant's Easements" in common with the Master Declarant ("Easement Interest"). The Easement Interest shall extend to Purchaser's tenants and such tenants' immediate family members residing with such tenants' in residential units located on the Property and terminating as provided in said Section 9.5 as to such parties.

          17.2    The right to appoint one member of the board of directors of the Master Association during such period of time that the Master Declarant retains the right to appoint one or more directors.

          17.3    The right to use office space in the Colorado Club for use as a leasing office on an exclusive basis, together with non-exclusive rights of ingress and egress to such offices and non-exclusive rights to use the conference room, reception areas, lobby, hallways and other common areas in the Colorado Club (the "CC Common Areas"). Pursuant to the terms of the Master Declaration, the Master Declarant and certain other parties also have non-exclusive rights to use the CC Common Areas.

          Except for the Assigned Master Declarant Rights set forth above, Declarant retains all of its right, title and interest as Declarant under the Master Declaration ("Retained Master Declarant Rights").

ARTICLE XVIII Conveyance of Retained Master Declarant Rights. Within sixty (60) days after Gold Peak sells 100% of the condominium units in the Gold Peak Village to third party purchasers, Declarant shall notify Purchaser, and Purchaser shall have seven (7) Business Days thereafter to notify Declarant whether or not Purchaser desires to accept conveyance of and to assume the Retained Master Declarant Rights. Failure by Purchaser to give notice shall be deemed an election not to accept the conveyance of Retained Master Declarant Rights. If Purchaser elects not to accept the conveyance of the Retained Master Declarant Rights, then Declarant shall be entitled to notify the Master Association that it has elected to terminate the Retained Master Declarant rights. If

Purchaser elects to accept the conveyance of and to assume the Retained Master Declarant Rights, then Declarant shall prepare an Assignment of Retained Master Declarant Rights, which shall be in a format similar to this Assignment and shall include, without limitation, the indemnification provisions set forth in Section ARTICLE XIV, Section ARTICLE XV, and Section ARTICLE XVI of this Assignment. Following execution by the parties, the Assignment of retained Master Declarant Rights shall be recorded in the Records.

ARTICLE XIX Miscellaneous.

          19.1    Binding Effect of Assignment. This Assignment shall not be binding on any party until executed by all parties, including without limitation the consent parties.

          19.2    Assignability. The rights, titles and interests conveyed by Declarant in this Assignment are not assignable by Purchaser without Declarant's prior written consent. Any consent to a further assignment shall not release Purchaser from its obligations under this Assignment.

          19.3    Captions. The captions, headings, and arrangements used in this Assignment are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

          19.4    Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

19.5 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested, or (d) sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

To Declarant:	Wellsford Real Properties, Inc. 6700 Palomino Parkway Highlands Ranch, Colorado 80130 Attn: David M. Strong Telephone: 303-534-4396 Facsimile: 303-534-4398
with a copy to:	Brownstein Hyatt & Farber, P.C. 410 17th Street, 22nd Floor Denver, Colorado 80202 Attention: Lynda A. McNeive. Telephone: 303-223-1100 Facsimile: 303-223-1111
To Purchaser:	TIAA 4675 McArthur Court, Suite 1100 Newport Beach, CA 92660 Attention: G. Christopher McGibbon Phone: 949-809-2625 Facsimile: 949-752-4090
with a copy to:	TIAA 730 Third Avenue New York, NY 10017 Attention: Oscar A. Zamora Phone: 212-916-4235 Facsimile: 212-953-9879
and to:	Sutherland, Asbill & Brennan LLP 999 Peachtree NE Atlanta, GA 30309-3996 Attention: Victor P. Haley Phone: 404-853-8302 Facsimile: 404-853-8806

          19.6    Governing Law and Venue. The laws of the State of Colorado shall govern the validity, construction, enforcement, and interpretation of this Assignment, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Assignment, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the County, and the parties hereto expressly consent to the venue and jurisdiction of such court.

          19.7    Amendments. This Assignment shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written amendment executed by all of the parties.

          19.8    Severability. In the event that any part of this Assignment shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Assignment and the remaining portions of this Assignment shall be valid and enforceable.

          19.9    Multiple Counterparts/Facsimile Signatures. This Assignment may be executed in a number of identical counterparts. This Assignment may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

          19.10    Construction. No provision of this Assignment shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Assignment; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

          19.11    Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Assignment.

          19.12    Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Assignment shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

19.13 Attorneys Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

DECLARANT: PARK AT HIGHLANDS LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, Manager
	By:	David M. Strong, Vice President
RED CANYON AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, Manager
	By:	David M. Strong, Vice President
GREEN RIVER AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, Manager
	By:	David M. Strong, Vice President

PURCHASER: TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT
By:_________________________________________

STATE OF __________________	)
) ss.
COUNTY OF __________________	)

On this ____ day of ___________________, 200__, before me, the undersigned officer, personally appeared David M. Strong and acknowledged that he executed the foregoing instrument in such capacity of the purposes therein contained.

WITNESS my hand and official seal.

My commission expires: ____________________________.

Notary Public
(NOTARIAL SEAL)

STATE OF __________________	)
) ss.
COUNTY OF __________________	)

The foregoing instrument was acknowledged before me this ____ day of ______ 2005, by ______________ as ______________ of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT.

WITNESS my hand and official seal.

My commission expires: ____________________________.

Notary Public
(NOTARIAL SEAL)

The undersigned hereby consent to the foregoing Assignment in their capacities as Declarant as that term is defined in the Master Declaration.

SILVER MESA AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., Manager
	By:	David M. Strong, Vice President
GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., Manager
	By:	David M. Strong, Vice President

SCHEDULE A

LIST OF EXCLUDED PERMITS

To Be Inserted, If Any

SCHEDULE A

SCHEDULE B

LIST OF EXCLUDED FIXTURES AND TANGIBLE PERSONAL PROPERTY

Seller's Computer Software

SCHEDULE B

SCHEDULE C

LIST OF MATERIALS

1.	Copies of Seller's financial statements for the Property for the last three years (2002, 2003, 2004), as well as the most recent year-to-date statements for 2005. Seller shall permit Purchaser to review the financial records of the Property for all prior years.
2.	Copies of all leases, subleases, contracts, arrangements and all other obligations affecting the Property, including amendments and modifications thereto, all correspondence and all related documents such as guarantees, credit reports and analysis.
3.	Copies of all existing surveys including current legal descriptions showing locations of all improvements and easements.
4.	Current tax bills and copies of all paperwork relating to the recent tax reassessment.
5.	Copies of all building permits, certificates of occupancy, liquor licenses and any other permits and licenses.
6.	Copies of any contracts, agreements, warranties and guarantees for the Property that would be binding upon Purchaser.
7.	Copies of all existing title policies, reports and filings including full copies of all exceptions.
8.	Copies of all architect's certificates indicating compliance with ADA requirements.
9.	Copies of all pleadings and correspondence relating to any current or pending litigation concerning the Property.
10.	Copies of any studies discussing asbestos at the Property.
11.	A list of personal property to conveyed upon sale.
12.	Copies of all certificates of occupancy.
13.	A detailed rent roll indicating commencement dates, option terms, expense stops, recoveries, security deposits and lease concessions.
14.	Two complete sets of plans and specifications, a geo-technical report and all other drawings and contracts relating to the construction of the Property, including any alterations and tenant improvements.
15.	Copies of all current and historical engineering and environmental reports.
16.	Copies of any studies discussing if the Property is in a flood plain.
17.	Copies of all major mechanical records indicating maintenance and service records and warranty agreements for all real or personal property.
18.	Copies of engineering, environmental and physical inspection reports that pertain to the Property.